                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                                  GAMECOM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:

     Common stock, par value $.005 per share of GameCom, Inc.

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

     18,072,289 shares of GameCom common stock

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     $0.41 per share based on closing price on OTCBB

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

     $7,409,638

________________________________________________________________________________
5)   Total fee paid:

     $1,481.93

________________________________________________________________________________
     [X]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

SEC 1913 (3-99)

                                  GAMECOM, INC.

                                440 North Center

                             Arlington, Texas 76011

                                 August 22, 2001


To our stockholders:

You are cordially invited to attend a special meeting of stockholders of GameCom, Inc. This meeting will be held at GameCom's headquarters at 440 North Center, Arlington, Texas 76011 on September 14, 2001 at 4:30 p.m., CDT.

At the meeting, we will ask you to vote on a proposal to combine our company with Ferris Productions, Inc. If the merger proposal is approved, the former shareholders of Ferris will own 56.9 percent and you collectively will own 43.1 percent of the combined company. The percentage ownership of both groups of stockholders may be further reduced by options to Ferris employees.

We will also ask you to

     o approve an amendment to the articles of incorporation to increase our authorized shares by an additional 50,000,000 shares of common stock, to a total of 100,000,000 shares of authorized common stock,

     o approve our incentive stock option plan with an increase in the number of shares which may be issued under the plan to six million shares, and

     o authorize the board of directors to amend the articles of incorporation to elect a new corporate name as may be determined by the board within the following calendar year.

After careful consideration, our board of directors unanimously approved this proposed merger and determined the merger to be fair and in the best interests of GameCom and you, our stockholders. Our board of directors has approved the issuance of shares of GameCom common stock in the merger, the increase in authorized shares, the increase in the shares available under the incentive stock option plan, and potentially changing the corporate name, all subject to shareholder approval.

Our board of directors unanimously recommends a vote FOR each proposal to be voted upon at the meeting.

A notice of the meeting and a proxy statement relating to the proposed merger is enclosed. The proxy statement describes each proposal in detail and presents significant related information. I urge you to read it carefully.

It is important that you use this opportunity to take part in the affairs of GameCom by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Your vote is very important. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

You will not be required to exchange your GameCom stock certificates for stock certificates of the combined company. PLEASE DO NOT SEND YOUR STOCK CERTIFICATES.

Sincerely,

/s/ L. Kelly Jones
L. Kelly Jones
Chairman of the Board


  This document is being first sent to stockholders on or about August 22, 2001

                                  GAMECOM, INC.

                                440 North Center

                               Arlington, TX 76011

                                  ------------

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS to be held September 14, 2001 at 4:30 p.m. CDT


To our stockholders:

GameCom, Inc. will hold a special meeting of its stockholders at its headquarters at 440 North Center, Arlington, Texas on September 14, 2001 at 4:30 p.m., CDT. At the meeting, we will ask you:

1.       to approve the merger with Ferris Productions, Inc.;

2. to amend GameCom's articles of incorporation to increase the authorized number of shares of common stock to 100 million shares;

3. to approve GameCom's incentive stock option plan with an increase in the number of shares of common stock that may be issued under the plan from 1,500,000 shares to 6,000,000; and

4. to authorize the board of directors to amend GameCom's articles of incorporation to change its corporate name at any time within one year from the date of the meeting.

We do not anticipate that any other matter will be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on these matters in accordance with their respective judgments.

These proposals are more fully described in the proxy statement that accompanies this notice. You should read this document carefully.

Only GameCom stockholders of record at the close of business on August 10, 2001 are entitled to notice of and to vote at the meeting or at any adjournment of the meeting.

By Order of the Board of Directors of GameCom, Inc.

/s/ Kimberly Biggs
Kimberly Biggs, secretary
Arlington, Texas
August 22, 2001

TABLE OF CONTENTS

FREQUENTLY ASKED QUESTIONS........................................................................................4

Summary...........................................................................................................7

Summary of the Transaction.......................................................................................10

The GameCom Meeting..............................................................................................10

Proposal No. 1-- Approval of the Merger..........................................................................12

Proposal No. 2-- Increase in Number of Shares Gamecom is Authorized to Issue.....................................75

Proposal No. 3-- Approval of Amendments to the Gamecom, Inc. 2000 Stock Option Plan..............................76

Proposal No. 4--Authorizing the Board of Directors to Amend the Articles of Incorporation, at
Any Time Within One Year from the Date of the Meeting, to Provide a New Corporate Name...........................79

Stockholder Proposals............................................................................................80

Forms 10-K and 10-Q Filed with the Securities and Exchange Commission............................................80

Statements Regarding Forward-Looking Information.................................................................80


                           FREQUENTLY ASKED QUESTIONS

Q:       What is the merger?

A:       The merger is the combination of two businesses, GameCom and Ferris.
The merger will be effected by converting the outstanding shares of Ferris common stock into shares of GameCom common stock.

For a more complete description of the merger, see the section entitled "The Merger" on page 12.

Q:      Why are GameCom and Ferris proposing to merge?

A:      This merger will combine Ferris' technology in the field of interactive virtual reality and gaming devices, as well as its installed base at major entertainment centers, with GameCom's technology in the area of Internet-enabled gaming devices and GameCom's status as a publicly reporting company; In addition, we believe it will strengthen GameCom's management through the addition of senior level executives familiar with both the technology and business aspects of electronic entertainment systems. Overall, both GameCom and Ferris believe that the merger will provide added value to their stockholders. For a complete description of GameCom's and Ferris's reasons for the merger, we encourage you to refer to page 12 of this document.

Q:      If the merger is approved, what does GameCom's management see as the future for the combined company?

A:      Ferris' reputation within the gaming industry, and particularly its relationship with theme parks across the country, gives GameCom the distribution channels and relationships to advance the market penetration of GameCom's 'Net GameLink(TM) entertainment system beyond neighborhood gathering places. Further, we believe Ferris has achieved a dominant position in the budding field of immersive virtual reality and its commercial applications. We believe there is also a strong opportunity for significant growth in custom promotional applications of virtual reality, similar to Ferris' recent projects for Buick, Red Baron Pizza, and other ongoing projects.

Q:      Ferris seems to have a lot of debt. Why would GameCom take on Ferris'
debt?

A:      We believe that most of Ferris' debt is the result of its research and development in the field of immersive virtual reality, and that Ferris' overall debt is low relative to the level of opportunity it has reached. We believe that Ferris, despite being undercapitalized, has achieved a dominant position in its industry, and has a strong infrastructure. Third party research indicates significant growth potential for the real and related fields of interactive computer gaming and immersive virtual reality, and we believe, with sufficient funding, based on Ferris' growth projections for the next few years, that this merger will allow GameCom greatly expanded revenue with the likelihood of significant earnings per share.

Q:      What will Ferris shareholders receive in the merger?

A: As a result of the merger, Ferris shareholders will receive shares of GameCom common stock in exchange for their shares of Ferris common stock. The shares of GameCom common stock that they receive in the merger will represent stock ownership in the combined company after the merger.

Specifically, each Ferris shareholder will receive 6.799 shares of GameCom common stock for each share of Ferris common stock owned. This will result in the Ferris shareholders owning approximately 56.9% of the shares of the combined companies. Holders of Ferris employee stock options will automatically receive options to purchase GameCom common stock on terms substantially the same as their Ferris stock options, with quantity and exercise price adjusted for the exchange ratio.

The number of shares of GameCom common stock to be issued for each share of Ferris common stock is fixed and will not be adjusted further based upon changes in the values of GameCom common stock. As a result, the value of the GameCom shares the Ferris shareholders will receive in the merger will not be known before the merger, and will go up or down as the market price of GameCom common stock goes up or down.

Q:      What will GameCom stockholders receive in the merger?

A:      GameCom stockholders will not receive any new shares of GameCom common stock as a result of the merger. GameCom stockholders before the merger will continue to own their shares of GameCom common stock, which will represent stock ownership in the combined company, after the merger.

Q:      What will the name of the combined company be after the merger?

A:      Immediately after the merger, the name of the combined company will be
GameCom, Inc. After we have had a chance to consult some marketing professionals, we may decide to change the name of the combined company some time in the near future. For that reason, we are asking authorization now to make the change if and when a new name is selected.

Q:      Will I recognize a taxable gain or loss as a result of the merger?

A:      We expect that if the merger is completed, you will not recognize gain or loss for income tax purposes. However, we urge you to consult your own tax advisor to determine your particular tax consequences.

For a more complete description of the tax consequences, see the section entitled "The Merger--Material United States federal income tax consequences of the merger " on page 15.

Q:      Does the board of directors recommend voting in favor of the merger?

A:      Yes. After careful consideration, the GameCom board of directors unanimously recommends that its stockholders vote in favor of the merger.

Q:      Do the executive officers and directors of GameCom intend to vote their shares in favor of the merger?

A:      Yes.

Q:      Are there risks I should consider in deciding whether to vote for the merger?

A:      Yes. For example, the combined company might not realize the expected benefits of the merger. In evaluating the merger, you should carefully consider the factors discussed in the section entitled "Other Factors to be Considered" on page 73.

Q:      Should I do anything with my GameCom stock certificates?

A:      No. Your GameCom stock certificates will represent stock ownership of the combined company after the merger.

Q:      When do you expect the merger to be completed?

A:      We are working toward completing the merger as quickly as possible. We hope to complete it promptly following the GameCom shareholder meeting. However, the merger is subject to several conditions that could affect the timing of the completion of the merger.

For a more complete description of the conditions to the merger, see the section entitled "The Merger Agreement--Conditions of all parties to closing the merger," "Conditions to Ferris's Obligations," and "Conditions to GameCom's Obligations," beginning at page 20.

Q:      If my broker holds my shares in "street name", will my broker vote my shares in favor of the merger for me?

A:      No, unless you instruct your broker to do so. Your broker does not have discretion to vote your shares on the merger. As a result, because of the vote required for approval by GameCom's shareholders, if you fail to vote directly or by instructing your broker to vote your shares, this will have the effect of a vote against the merger.

For a more complete description of voting shares held in "street name," see the sections entitled "The GameCom Meeting--Voting of proxies on page 12.

Q:      Why do you need any more authorized shares?

A:      Under the Articles of Incorporation, GameCom cannot issue any more than
50 million shares at the present time. There are now 13,683,978 shares outstanding and an additional 1,500,000 shares reserved under the stock option plan for employees and for other incentive type options. We expect to use additional shares to raise capital under our line of credit arrangement with Swartz. The merger agreement calls for the senior managers who will be joining the company with the merger to get stock options, and we expect that with the addition of additional managers and employees from Ferris more options will be granted in the future. After issuing the shares to Ferris in the merger and taking account of the other commitments described above, including shares we could sell to Swartz under our line of credit, no additional shares are available. For a more complete description of the present commitments for our unissued shares, see "Proposal No. 2 -- Increase in Number of Shares Gamecom is Authorized to Issue--Current Commitments for Use of Shares" at page 75. We do not have specific plans for the additional shares we are asking to be authorized, but we believe management needs the flexibility to be able to issue shares without having to hold another shareholders' meeting to authorize them.

Q:      If my broker holds my shares in "street name", will my broker vote my shares for me in favor of increasing the number of authorized shares?

A:      Yes. Brokers are entitled to vote on routine matters even if no instructions have been received from the owner. We believe this is a routine matter, as it doesn't adversely affect existing holders.

Q:      Why do you need any more shares authorized under the incentive stock option plan?

A       So far, GameCom has been operating with a very small number of employees. The merger will result in a major increase in the number of employees, both at the senior management level and below. In order to keep these valuable employees and attract additional management and other personnel, the board of directors believes that it will be necessary to issue substantially more options than were needed when GameCom was a "bare-bones" operation.

Q:      Why are you asking shareholders to authorize a name change now?

A:      Over the last several months, management's attention has been focused on completing the merger with Ferris. We suspect that after consulting marketing professionals and considering the overall marketing plan of the combined company, we may want to either adopt Ferris' name as the name for the combined companies or choose an entirely different name. A meeting to consider a specific proposed name could be held separately, but management doesn't believe that the time and expense required for a new proxy solicitation and shareholder meeting is either needed or justified. We are therefore asking authorization to allow the board of directors to choose a new name without the need for an additional shareholder meeting.

Q:      How will my shares be voted if I sign the proxy but don't provide instructions?

A:      Although all of the proposals are related to the merger, we need to increase the number of authorized shares and approve the incentive stock option plan even if the merger does not occur. If the merger does not occur there will be no need to authorize a change in the corporate name. Therefore, if no direction is indicated, then the proxies will be voted in favor of the merger and also in favor of the proposals to increase the number of authorized shares and approve the stock option plan (whether or not the merger is approved). If the merger is approved, then proxies for which no instructions are provided will also be voted in favor of the proposal to authorize a change in the corporate name. If the merger is not approved, then the proposal to authorize a change in the corporate name will not be made at the meeting and accordingly shares will not be voted on that proposal.

Q:      What do I need to do now?

A: Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your shareholders' meeting. If you return your signed proxy but do not include instructions on how to vote it, your shares will be voted "FOR" each of the proposals.

IF YOUR SHARES ARE NOT VOTED, THIS WILL HAVE THE EFFECT OF A VOTE AGAINST THE MERGER. For a more complete description of voting your shares, see the sections entitled "The GameCom Meeting--Voting of proxies on page 12.

Q:      Who should I call with questions?

A:      GameCom stockholders should call L. Kelly Jones, the chief executive officer, with any questions about the merger.

You may also obtain additional information about GameCom from documents we have filed with the Securities and Exchange Commission by following the instructions in the section entitled "Forms 10-K and 10-Q Filed with the Securities and Exchange Commission" on page 80.


                                     Summary

All four of the proposals we are asking you to approve are related to a proposed merger of Ferris Productions, Inc., a Delaware corporation, into GameCom. In this proxy statement "we" refers to GameCom, Inc. when speaking of the time before the proposed merger is completed, and of the combined company created by the merger when speaking of the time after the merger is completed.


The Companies


GameCom, Inc.
440 North Center
Arlington, Texas 76011
(817) 265-0440

GameCom's Business

Business Overview

We were organized in 1996 to operate theme concept microbrewery restaurants. In 1997, we acquired First Brewery of Dallas, Inc., which operated the former Hubcap Brewery & Kitchen of Dallas, Texas (later renamed The Schooner Brewery(TM) brewpub). In early 1999 we closed down our microbrewery operations.

In December of 1997, GameCom acquired all rights to 'Net GameLink(TM), an interactive entertainment system designed to allow a number of players to compete with one another in a game via an intranet or the Internet. Since closing its microbrewery operations, GameCom has been devoting substantially all of its efforts to implementing the 'Net GameLink(TM) product.

In February, 2000, we changed our jurisdiction of incorporation from Nevada to Texas.

Since early 1999 our operations have been limited to development, construction, and beta-testing of the initial 'Net GameLink(TM) prototype system at J. Gilligan's Bar and Grill in Arlington, Texas. We placed our former brewpub subsidiary into bankruptcy in July of 2000. We began to receive our first revenues from our Internet gaming business in the fourth quarter of 2000.

Industry Overview

The electronic gaming industry has experienced dramatic changes over the last several years. Beginning with games played by a single user on his or her own computer, electronic games have progressed from (i) play by two or more users on a single computer, to (ii) play by many users over an intranet, to (iii) simultaneous play by even more users from locations spread throughout the world via the Internet. These changes have brought about a rapid increase in the number of interactive electronic gamers.

Initial efforts to capitalize on the interactive Internet electronic games market were based on the idea that players would be willing to pay directly to participate in these games. Pogo.com began with this business model but was unable to generate a large enough group of paying customers to make the model profitable. Recent efforts in this area have instead been based on the media model, in which users do not pay for the service, but the site operator sells access to the users to advertisers.

Despite the success of some Internet gaming companies, an element has been lost in the process of moving from the parlor to the individual user's screen -- the element of direct social interaction. In response to the desire of players for direct interaction, at least one company has constructed several large electronic gaming centers, and has announced its intention to build many others. Like the arcades frequently seen in suburban malls, these centers are intended to attract the hard-core electronic gamer who is seeking to play in a social environment. Our product is targeted at a market similar to that of the large electronic gaming centers, but is designed for smaller-scale and more widespread use in a neighborhood setting. The experience of the large electronic gaming centers has demonstrated that players are willing to pay to access electronic games in the company of others.

'NET GAMELINK(TM) SYSTEM

Our 'Net GameLinkTM system is designed for installation at a relatively modest cost in neighborhood arcade-like gaming centers and social bars. It consists of computers, a networking system, and specially-designed networked kiosks that allow our patrons to play interactive 3D games with either other users at the same location or users at a remote location. The gamestations feature X86 (Intel central processing unit) compatible 3D-game hardware and software. Customers pay for their use of the system through a plastic debit card. Each card is prepaid and is credited with a certain amount of playing time. Alternatively, customers can use their credit cards or insert bills into the kiosk.

Interactivity:

Our system provides for interactive play among gamers at a single location via an intranet or at widely dispersed locations via the Internet. Because our system is intended to reach players wishing to play in a social setting, we expect that at least initially the system's capability to allow play among gamers at a single physical location through an intranet will be more significant than its ability to enable play on a worldwide basis. However, it seems likely that in the future games will be developed that permit teams of players at one location to compete against teams located elsewhere, and the system's Internet connection will permit this type of play without any modification to the system.

Installed Games:

Each location will provide access to the user's choice of approximately 10 games at any time. The games to be offered on our kiosks will not necessarily be different from those that an electronic gamer could purchase at his or her local computer store. Many gaming manufacturers are now offering their games in an interactive format. To a serious gamer, the appeal of our system is likely to be the fact that the hardware components will be faster, bigger, louder, etc. than those he or she would have available in a home setting. We expect the novice to find appealing the physical attributes of the system, the stylistic kiosks, the fiber optic lighting, and the social atmosphere of playing interactive games on a physically interactive basis through an intranet.

All locations will be accessible through our computer at our home office, so that we can constantly monitor the popularity of the games available at a particular location. The games installed at each location will vary to some extent depending upon the amount of playing each receives as reported by our centralized database. However, there will be a substantial overlap, since this is required in order to allow interactive play between widely dispersed locations. We believe that as we become established in multiple locations we will be in a position to achieve a strategic alliance with one or more of the leading games manufacturers/distributors under which we would receive payment from the manufacturer/distributor in exchange for being a supplier of our games. Although we have had preliminary discussions for arrangements of this type with manufacturers/distributors none have yet been completed.

Our first 'Net GameLink(TM) entertainment system was made available for public play at Who's on First? in New York City on July 16, 1999. On November 2, 1999, we moved this system to J. Gilligan's in Arlington, Texas to bring it closer to our principal offices. Operations are presently limited to the initial five-kiosk prototype system at J. Gilligan's. This system began generating revenue in small amounts during the second quarter of 2000 when we will begin charging patrons for play on the system. We delivered the first system to be sold to a third party during the fourth quarter of 2000.

Sources of Revenue:

We intend to provide our interactive electronic gaming service through a combination of Company-owned centers and through third parties such as social bars. Third parties will purchase the system on the basis of a fixed initial fee and a continuing royalty. In addition, we expect to sell advertising to companies who want to reach our demographic market. We expect that the cost of a system to third parties will be in the range of $5300 to $7,500 per kiosk, including the server for each location. We expect a royalty based on the amount spent by patrons to actually play on the system equal to 30% of revenues and a royalty on the advertising generated by the system at each location equal to 50% of the advertising revenue paid to the operator.

Competition

Competition in this industry is based primarily on the ability to deliver an exciting and realistic gaming experience beyond what the gamer would experience on his or her home computer through such items as 3-D imaging, sound, and sense of motion. At the present time, price is less of a factor because of the limited number of competitors in the field. Accessibility is also a factor. We believe our primary competition will be the large gaming centers being established by companies such as GameWorks. GameWorks was established by Sega Enterprises, Universal Studios, Inc. and DreamWorks SKG, and was designed under the guidance of Steven Spielberg. GameWorks has far greater financial and technical resources than we do and has created an entire establishment devoted to various forms of gaming, including virtual reality games. So far as we are aware, GameWorks is the only such competitor at the present time. We will not be able to compete with GameWorks in technology or size of facility. Instead we intend to compete by providing more but smaller facilities that will be readily accessible in the gamer's immediate neighborhood, with the companionship of the gamer's neighbors, rather than requiring substantial travel to game among strangers. Whereas GameWorks' facilities are designed to serve as a destination in and of themselves, our systems will be located in third-party social establishments where the system may or may not be the main attraction for the establishment's particular patrons. In that respect, the systems will be somewhat like the games systems you sometimes see installed in theater lobbies, where the use is incidental to the patron's primary reason for coming to the establishment.

Marketing

Until we are in a position to raise significant amounts of additional capital, our capacity for producing 'Net Gamelink(TM) systems will be severely limited, and our marketing efforts will be consistent with our production capacity. We expect initial marketing efforts to consist of follow-ups by our vice president of operations directed toward a limited number of individual and chain casual restaurant/bars, some of which have learned of our system by observing it when it was installed at Who's on First in New York or later at J. Gilligan's Bar & Grill in Arlington, Texas. We have produced a promotional video of the system for distribution to potential customers, and we also promote the system by means of live streaming video on our web site, showing actual real-time use of our system by patrons at J. Gilligan's. Longer range plans include, subject to the availability of the necessary funds, an advertising campaign in leading restaurant/food industry publications. We intend to add additional marketing staff as required.

Employees

At July 31, 2001 we employed four people. We consider relations with our employees to be satisfactory.

Trademarks

We have filed for federal registration of our "'Net GameLink(TM)" and "The Internet Just Met Its Match" trademark, and a patent application is pending for our network-enabled gaming kiosk. We cannot give any assurance that a patent will issue on this application, or that if the patent is issued it will be broad enough to provide meaningful protection. The time required to obtain a patent depends upon a number of factors, including the extent to which the Company has to negotiate with the patent office as to the breadth of the patent ultimately to be issued. We expect that if the patent does issue it will not issue until some time in 2001.

Facilities

Jones & Cannon, our chief executive officer's law firm, has been providing the limited amount of office space we need, and clerical and other services we need for our operations under an oral agreement currently calling for payment of $1,500 per month.

Ferris Productions, Inc.
5631 South 24th Street
Phoenix, Arizona 85040

Ferris designs, develops, and distributes technically-advanced products for the entertainment, simulation, promotion, and education markets. Its virtual reality ("VR") devices are computer-based and allow people to view and manipulate graphical representations of physical reality. Stimulating the senses of sight, sound, and touch simultaneously, a VR device envelopes the user in dynamic computer-generated imagery and allows the viewer to interact with what he or she sees using simple controls and body motions. VR products and systems typically employ head-mounted displays that combine high-resolution miniature image source monitors, wide field-of-view optics, and tracking sensors in a unit small enough and light enough to be worn on the head. They visually surround the wearer with dynamic three-dimensional imagery, allowing the user to change perspective on the artificial scenes by simply moving his or her head. VR devices are used today primarily in connection with electronic games. By surrounding the player with the sights, sounds, and smells he or she would experience in reality, play is made far more realistic than it would be if presented in a two-dimensional flat screen display only. VR devices are also finding increased use in training and education applications, and as marketing tools. In early 2000, Ferris successfully completed a VR promotional project with Buick that gave users a virtual reality test-drive in Buick's LeSabre car line. Training and education systems currently under development include a lethal engagement virtual reality training simulator for use in training law enforcement officers and devices to help patients overcome phobias such as the fear of flying.

Ferris's VR devices are designed to produce a highly realistic experience at a significantly lower cost than traditional virtual reality technology. Historically, the software for virtual reality games and other applications was separately created for each application. Ferris's system makes use of Ferris's proprietary Universal Control BoardTM. This board, which is installed in an ordinary PC, makes it possible to quickly adapt PC games for the arcade market, permitting easy conversion of PC games to behave as coin-operated arcade games, and allowing the operator to change from one game to another without expensive hardware replacement. Ferris has also developed techniques to create a photo-realistic world by using filming techniques rather than the more expensive and time-consuming computer programming previously used.

Ferris's virtual reality entertainment centers have been installed at 15 theme parks, including Busch Gardens, Paramount Parks, Premier Six Flags, and Circus Circus Casino.


                           Summary of the Transaction


The Merger

If the merger is completed, Ferris will be merged into GameCom, with GameCom as the surviving corporation. Each outstanding Ferris share will be changed into
6.799 shares of GameCom, so that after the merger the former Ferris shareholders will own 56.9% of the combined company.

This summary may not contain all of the information that is important to you. You should read carefully this entire document and the other documents we refer to for a more complete understanding of the merger. In particular, you should read the annexes to this document, including the merger agreement, and the certificate of amendment to GameCom's articles of incorporation. The merger agreement is attached to this document as Annex A. We encourage you to read the merger agreement carefully. For a more complete description of the merger agreement, see the section entitled "The Merger Agreement" beginning on page 17.



                               The GameCom Meeting


Date, time, place and purpose of the GameCom meeting

GameCom, Inc. will hold a special meeting of its stockholders at its headquarters at 440 North Center, Arlington, Texas on September 14, 2001 at 4:30 p.m., CDT. At the meeting, GameCom stockholders of record at the close of business on August 10, 2001 will be asked:

     o    to approve our proposed merger with Ferris Productions, Inc.;

     o to adopt GameCom's amended and restated certificate of incorporation, which will increase the authorized number of shares of common stock to 100,000,000;

     o    to approve GameCom's incentive stock option plan; and

     o to authorize GameCom's board of directors to amend GameCom's articles of incorporation, at any time within one year of the meeting, to provide a new corporate name.

GameCom does not anticipate that any other matter will be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies for the GameCom meeting will have discretion to vote on these matters in accordance with their respective judgments.


Record date and outstanding shares

The record date for the GameCom stockholders' meeting is August 10, 2001. Only holders of record of GameCom common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. As of the close of business on the record date, there were 13,683,978 shares of GameCom common stock outstanding and entitled to vote, held of record by approximately 100 stockholders. Each GameCom stockholder is entitled to one vote for each share of GameCom common stock held as of the record date.

On the record date, directors, executive officers and affiliates of GameCom as a group owned 4,553,524 shares of GameCom common stock. These shares constituted approximately 34.3% of all of the outstanding shares of GameCom common stock as of the record date.


Vote and quorum required

The holders of a majority of the shares of GameCom common stock entitled to vote at the GameCom stockholders' meeting, present in person or represented by proxy, will constitute a quorum for the purposes of the meeting. The vote of holders of two thirds of the shares of GameCom common stock outstanding as of August 10, 2001, the record date, is required to approve the merger. The vote of holders of a majority of the common stock present and voting at the meeting is required to approve the proposals to

     o increase GameCom's authorized common stock to 100 million common shares,

     o    approve GameCom's incentive stock option, and

     o authorize the board of directors to amend the articles of incorporation to provide a new corporarte name.

Abstentions will have the same effect as votes against the merger because the percentage required to approve the merger is based on our outstanding shares rather than shares represented at the meeting. Abstentions will not count as votes against the other proposals, because the percentages required to approve those proposals are based on the number of shares present and voting. If a broker, bank, custodian, nominee or other record holder of GameCom common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, which is called a broker non-vote, those shares will be counted for purposes of determining the presence or absence of a quorum for the GameCom stockholders' meeting, will have the same effect as votes against Proposal No. 1, and will not be considered present at the meeting with respect to Proposals 2 through 4.


Expenses of proxy solicitation

GameCom and Ferris will share the expenses of soliciting proxies to be voted at the GameCom stockholders' meeting. Following the original mailing of the proxies and other soliciting materials, GameCom and its agents also may solicit proxies by mail, telephone, telegraph, or in person. Following the original mailing of the proxies and other soliciting materials, GameCom will request brokers, custodians, nominees, and other record holders of GameCom common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of GameCom common stock and to request authority for the exercise of proxies. In these cases, upon the request of the record holders, GameCom will reimburse these holders for their reasonable expenses.


Voting of proxies

The proxy relating to the GameCom stockholders' meeting that accompanies this document is solicited on behalf of the GameCom board of directors for use at the GameCom stockholders' meeting. Please complete, date, and sign this accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to GameCom. All properly signed proxies that GameCom receives prior to the vote at the GameCom stockholders' meeting and that are not revoked will be voted at the meeting according to the instructions indicated on the proxies. If no direction is indicated, then the proxies will be voted in favor of the merger and also in favor of the proposal to increase the number of authorized shares and the proposal to approve the incentive stock option plan. If the merger is approved, then proxies for which no instructions are provided will also be voted in favor of the proposal to authorize a change in the corporate name. If the merger is not approved, then the proposal to authorize a change in the corporate name will not be made. A GameCom stockholder may revoke his, her, or its proxy at any time before it is exercised at the meeting by taking any of the following actions:

     o delivering to the secretary of GameCom a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

     o signing and delivering to the secretary of GameCom a proxy relating to the same shares and bearing a later date prior to the vote at the meeting; or

     o attending the GameCom stockholders' meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank, or other nominee, and you vote at the GameCom stockholders' meeting, you must bring to the meeting a letter from the broker, bank, or other nominee confirming your beneficial ownership of the shares.


                    Proposal No. 1 -- Approval of the Merger

If the merger is completed, Ferris will be merged into GameCom, with GameCom as the surviving corporation. Each outstanding Ferris share will be changed into
6.799 shares of GameCom, so that after the merger the former Ferris stockholders will hold 56.9% of the combined company.

In addition, each option, warrant, and purchase right to acquire Ferris common stock that is outstanding immediately before the merger will be assumed by GameCom to be converted into an option to acquire the number of shares of GameCom common stock that would have been issued in the merger if the option had been exercised just before the merger. As of August 10, 2001 options, warrants, and purchase rights to acquire approximately 350,000 shares of Ferris common stock were outstanding.

The agreement also calls for GameCom to provide Ferris with a loan of $500,000 if the transaction has not closed by May 31, 2001. This date has been extended to August 15, 2001. Any shares issued or issuable to raise funds for that loan will not be counted in determining the number constituting a majority of the outstanding GameCom shares.

The merger agreement is included as Annex A to this document.


                                   The Merger


GameCom's reasons for the merger

Factors Considered

At a meeting held on May 23, 2001, the board of directors of GameCom concluded that the merger was in the best interests of GameCom and its stockholders, and determined to recommend that the GameCom stockholders approve the stockholder proposals relating to the merger.

In its evaluation of the merger, the GameCom board reviewed several factors, including, but not limited to, the following:

     o historical information concerning our respective businesses, financial performance and condition, operations, technology and management, including reports concerning results of operations;

     o GameCom management's view of the financial condition, results of operations and businesses of GameCom and Ferris, both before and after giving effect to the merger, and the GameCom board's determination of the merger's effect on stockholder value;

     o current financial market conditions and historical market prices, volatility and trading information; and

     o the consideration Ferris shareholders will receive in the merger in light of comparable merger transactions.

Present business and prospects

In deciding to recommend the merger, the board gave serious consideration to GameCom's present business and the future prospects, including

     o the presence of current and possible future competitors with far more resources than we have to develop Internet-enabled gaming technologies;

     o the fact that our 'Net GameLink(TM) product is directed to only a limited segment of the electronic gaming market;

     o the limited management depth of our company as a result of the limited amount of capital we have had to date; and

     o the absence of any application for our technology outside the gaming field.

Potential benefits

The decision of the board of directors of GameCom was based upon several potential benefits of the merger, including the potential to:

     o build on Ferris' installed base of interactive virtual reality gaming devices at major entertainment centers;

     o strengthen our management through the addition of senior level executives familiar with both the technology and business aspects of electronic entertainment systems;

     o improve our ability to raise capital through the public market as a result of our status as a fully reporting company and Ferris' established revenue stream;

     o combine GameCom's technology in the area of Internet-enabled gaming devices with Ferris's strong market position in the virtual reality entertainment market; and

     o expand our potential market from neighborhood and sports bars and recreation facilities to larger entertainment centers and newer areas of applications such as training and education.

     o combine GameCom's technology in the area of Internet-enabled gaming devices with Ferris' strong market position in the virtual reality entertainment market; and

     o expand our potential market from neighborhood and sports bars and recreation facilities to larger entertainment centers and newer areas of applications such as training and education.

Risks

The GameCom board also identified and considered several potentially negative factors in its deliberations concerning the merger including the following:

     o more working capital will be needed to support an expected major increase in the scope of our operations;

     o there is a possibility that the demand for Ferris' products may be less than the parties expect;

     o the demand for Ferris' products may be reduced as a result of cutbacks in expansion by entertainment centers because of fear of an economic downturn;

     o larger and better-funded companies may be able to develop technology for virtual reality systems that would be superior to that of Ferris, or would have a lower cost;

     o there is a possibility that if Ferris' business plan is successful other companies with more resources and greater name recognition may enter the field;

     o we will have to deal with technical, operational, managerial, and personnel-related challenges in integrating the two companies; and

     o    we could lose key employees as a result of the merger.



The board concluded, however, that the potential benefits to GameCom and its stockholders of the merger outweighed the risks associated with the merger.

Please refer to the risks described in "Other Factors to be Considered" on page 73, and the sections entitled "The Merger -- GameCom's reasons for the merger" on page 12 .

The discussion of the information and factors considered by the GameCom board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, the GameCom board did not find it practicable to, and did not, quantify or otherwise assign relative weight to the specific factors considered in reaching its determination.


Structure of the merger

Ferris will be merged with and into GameCom. As a result of the merger, the separate corporate existence of Ferris will cease and GameCom will survive the merger as the continuing company.

Conversion of Ferris common stock

When the merger becomes effective, each outstanding share of Ferris common stock, other than shares held by dissenting Ferris shareholders who have complied with and established right to payment under Delaware law and have not withdrawn demand for payment, will be converted into the right to receive 6.799 shares of fully paid and nonassessable GameCom common stock. The number of shares of GameCom common stock issuable in the merger will be proportionately adjusted for any stock split, stock dividend or similar event with respect to Ferris common stock or GameCom common stock effected between the date of the merger agreement and the closing of the merger. GameCom will not issue any fractional shares of GameCom common stock in connection with the merger. Each Ferris shareholder who would otherwise be entitled to receive a fractional share of 0.5 or greater will receive a whole share, and each Ferris shareholder who would otherwise be entitled to receive a fractional share of less than 0.5 will not receive an additional GameCom share.

Exchange of Ferris stock certificates for stock certificates in the combined company

When the merger is completed, GameCom's exchange agent will mail to Ferris shareholders a letter of transmittal and instructions for use in surrendering Ferris stock certificates in exchange for GameCom stock certificates. The GameCom stock certificates will evidence ownership in the combined company after the merger.

Ferris shareholders are not entitled to receive any dividends or other distributions on GameCom common stock until the merger is completed and they have surrendered their Ferris stock certificates in exchange for GameCom stock certificates.


Conditions to closing the merger

The obligations of each of the companies to complete the merger are subject to the prior or simultaneous satisfaction or waiver of several conditions.

The principal conditions that must be satisfied or waived before Ferris is required to complete the merger include the following, subject to exceptions and qualifications:

     o the representations and warranties of GameCom in the merger agreement must be true and complete in all material respects;

     o the merger agreement must be adopted and approved by both the Ferris stockholders and our stockholders;

     o neither party shall have have shown losses or deterioration in its cash position in excess of what might reasonably be expected in view of its history of operations to date;

     o we and Ferris must obtain all required government approvals and other required consents;

     o less than 5% of the Ferris Shares shall have exercised their appraisal rights under Delaware law;

     o GameCom's shareholders must have approved an increase in its authorized capital stock to 100,000,000;

     o each of the companies must comply in all material respects with our respective agreements in the merger agreement;

Some of the conditions may be waived by GameCom and some may be waived by Ferris. For a more complete description of the conditions to closing the merger, see the section entitled "The Merger Agreement--Conditions of all parties to closing the merger," "Conditions to Ferris's Obligations" and "Conditions to GameCom's Obligations" on pages 20 and 21.


No other negotiations

Until the merger is completed or the merger agreement is terminated, both GameCom and Ferris have agreed not to solicit or encourage the submission of, or negotiate with respect to, an acquisition proposal from any third party unless required to do so by court order.

The parties have agreed that if either receives an unsolicited acquisition proposal or inquiry regarding any such proposal from a third party, the party receiving the proposal or inquiry will promptly notify the other party and will not discuss the proposal or inquiry without the consent of the other.

For a more complete description of these limitations on each of our actions with respect to an acquisition proposal, please refer to the sections entitled "The Merger Agreement--No other negotiations," on page 19 and "--Termination of the merger agreement" on page 21 of this document and the corresponding sections of the merger agreement.


Termination of the merger agreement

The merger agreement may be terminated under specified circumstances at any time prior to closing the merger, as follows:

o    by our mutual consent;

o    by either of us, if the merger is not completed by August 1, 2001;

o by either of us, upon a breach of any of the other party's obligations under the merger agreement if the breach is not cured within 10 days after notice of the breach;

o by either of us if the the conditions to our obligations are not satisfied by July 15, 2001.

Although the August 1 and July 15 deadlines have passed, both parties intend to proceed with the merger. For a more complete description of the manner in which the merger agreement may be terminated, see the section entitled "The Merger Agreement--Termination of the merger agreement" on page 21.

If the merger agreement is terminated by either party for a reason other than the other party's breach of its obligations under the agreement, neither party will have any further obligations under the agreement. If the merger agreement is terminated because the other party has breached the agreement, then the non-breaching party may pursue all legal rights available to it.


Accounting treatment of the merger

Since the merger was initiated prior to June 30, 2001, we intend to account for the merger as a pooling of interests of GameCom and Ferris for financial reporting and accounting purposes, in accordance with generally accepted accounting principles. The pooling of interests method of accounting assumes that GameCom and Ferris have been merged since their inception, and the historical consolidated financial statements for periods prior to consummation of the merger are restated as though the companies have been combined since their inception. Unlike purchase accounting, pooling treatment does not result in the creation of goodwill on the balance sheet of the combined companies or charges for amortization of that goodwill on the combined companies' income statement.


Material United States federal income tax consequences of the merger

The following general discussion summarizes the material United States federal income tax consequences of the merger. This discussion is based on the Internal Revenue Code, the related regulations promulgated, and existing administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect.

Based on discussions with its independent public accountants, GameCom's management believes that the tax status of shares held by stockholders of GameCom will not be affected by the merger and that GameCom should not recognize gain or loss for United States federal income tax purposes as a result of the merger. GameCom has not sought a tax ruling from the IRS or obtained a legal opinion confirming the information below. These opinions will not bind the IRS and will not preclude the IRS from adopting a contrary position , and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court if the issues are litigated. Neither GameCom nor Ferris intends to obtain a ruling from the IRS as to the tax consequences of the merger.

This discussion is only intended to provide you with a general summary, and it is not intended to be a complete analysis, advice, or description of all potential United States federal income tax consequences or any other consequences of the merger. In addition, this discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state, or local tax consequences of the merger. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local, or foreign income or other tax consequences to you of the merger.

Restrictions on sales of shares of GameCom common stock issued in the merger

All shares of GameCom common stock received by Ferris shareholders in the merger will be issued in reliance on exemptions from registration as a private offering. As a result, those shares will be "restricted securities" under the Securities Act of 1933.

Ferris holders may not sell their shares of GameCom common stock acquired in the merger except pursuant to

     o an effective registration statement under the Securities Act covering the resale of those shares, or

     o    any other applicable exemption under the Securities Act.

Regulatory Approvals

No federal or state regulatory requirements or approvals are needed in connection with the merger transaction other than filing of certificates of merger with the appropriate state officials of Texas and Delaware.

Operations of the combined company after the merger

Following the merger, the combined company will operate under the name "GameCom, Inc." The combined company's corporate headquarters will be in Arlington, Texas, and its operational headquarters will be located In Phoenix, Arizona. The common stock of the combined company will trade on the Electronic Bulletin Board under the symbol "GAMZ"

The shareholders of Ferris will become stockholders of the combined company, and their rights as stockholders will be governed by GameCom's amended articles of incorporation, GameCom's amended bylaws, and the laws of the State of Texas.


Appraisal and dissenters' rights

Under Texas law, GameCom stockholders are entitled to appraisal or dissenters' rights in the merger. A shareholder wishing to exercise his, her, or its right to dissent is required to file with the corporation, prior to the meeting, a written objection to the merger, stating that the shareholder's right to dissent will be exercised if the merger is effective and giving the shareholder's address, to which notice of the effectiveness of the merger shall be delivered or mailed in that event. If the merger is effected and the shareholder did not vote in favor of the merger, GameCom is required to deliver or mail to the shareholder within ten days after the merger is effected written notice that the merger has been effected, and the shareholder may, within ten days from the delivery or mailing of the notice, make written demand for payment of the fair value of his, her, or its shares. The fair value of the shares is their value as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the merger. The demand must state the number of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder who does not make demand within the ten day period will be precluded from exercising his, her, or its dissenter's rights.

Within 20 days after receipt of a demand for payment made by a dissenting shareholder, GameCom is required to deliver or mail to the shareholder a written notice that it either accepts the amount claimed in the demand and agrees to pay that amount within 90 days after the date on which the merger was effected, or containing GameCom's estimate of the fair value of the shares, together with an offer to pay the amount of that estimate within 90 days after the date on which the merger was effected, upon receipt of notice within 60 days after that date from the shareholder that the shareholder agrees to accept that amount.

If, within the period of 60 days after the merger, the shareholder and GameCom do not agree on a fair market value, then either GameCom or the shareholder may file a petition in any court of competent jurisdiction in the county in which GameCom's principal is located, asking for a finding and determination of the fair value of the shareholder's shares. With the petition, or if the petition is served by a shareholder, within ten days after the petition is served on

GameCom, GameCom must file in the office of the clerk of the court a list of the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. The court will then notify all the other shareholders on the list and will schedule a hearing. Following the hearing, the court will determine which shareholders have complied with the requirements to exercise their dissenters' rights, and will appoint an appraiser who will report on the value of the shares. After receiving that report, the court will determine the value of the shares.


Restrictions on selling GameCom common stock received in the merger

All shares of GameCom common stock received by Ferris shareholders in the merger will be "restricted securities" under the Securities Act of 1933. For a more complete description of transfer restrictions applicable to Ferris affiliates, see the section entitled "The Merger--Restrictions on sales of shares of GameCom common stock issued in the merger" on page 17.


The Merger Agreement

This section of the document describes the merger agreement. While we believe that the description covers the material terms of the merger agreement, this summary may not contain all of the information that is important to you. The merger agreement is attached to this document as Annex A, and we urge you to carefully read this document in its entirety.

Representations and warranties

GameCom and Ferris each made substantially similar representations and warranties in the merger agreement regarding aspects of our businesses, financial condition, structure, and other facts pertinent to the merger, including representations and warranties by each company as to:

     o its corporate organization, good standing, and qualification to do business;

     o    authority to enter into the merger agreement and related agreements;

     o    its capitalization;

     o in the case of GameCom, its subsidiaries and ownership interests in other entities;

     o the accuracy and completeness of its charter, bylaws, and corporate minute book;

     o    the effect of the merger on its outstanding obligations;

     o    changes in its business since December 31, 2000;

     o    its taxes;

     o    compliance with laws;

     o    required consents, waivers, and approvals;

     o    loan agreements;

     o    litigation to which it is a party;

     o in the case of GameCom, the accuracy of its reports filed with the SEC and its listing status on the Electronic Bulletin Board;

     o in the case of Ferris, the accuracy of its unaudited financial statements;

          o    its agreements, contracts, and commitments;

          o    its title to the properties it owns and leases;

          o    its officers, directors and employees;

          o its intellectual property, intellectual property that it uses and infringement of other intellectual property;

          o    its products;

          o    its employee benefit plans;

          o    potential conflicts of interest;

          o information each company is to furnish for disclosure to stockholders of GameCom and Ferris; and

          o in the case of GameCom, issues of the merger shares in compliance with federal and state securities laws

The representations and warranties in the merger agreement are complicated and are not easily summarized. We urge you to read the articles of the merger agreement entitled "Representations and warranties of GameCom" and "Representations and warranties of Ferris " carefully.

No other negotiations

Until the merger is completed or the merger agreement is terminated, GameCom and Ferris have each have agreed not to directly or indirectly:

     o solicit, initiate or encourage submission of proposals to merger with its or acquire its stock or assets, or

     o participate in any discussions or negotiations regarding any such proposal by any other person.

If either Ferris or GameCom receives any acquisition proposal or any inquiry regarding any such proposal from a third party, the receiving party must promptly notify the other party of the proposal or inquiry, and may not, without the prior written consent of the other party, discuss such acquisition proposal or inquiry.

Actions affecting tax status

Neither of the parties is to take any action that would jeopardize qualification of the merger as a tax-free reorganization under the Internal Revenue Code.

Operation of the business

Each of GameCom and Ferris has agreed that pending completion of the merger it will conduct its operations only in the ordinary course of business consistent with sound financial, operational, and regulatory practice. The following actions are specifically prohibited without the prior written consent of the other party

          o    amendment of charter documents or bylaws,

          o authorizing the issuance of additional options or shares other than those specifically identified in the agreement,

          o    recapitalizations, stock splits, etc.,

          o taking on debt for borrowed money, guaranteeing the obligations or others, or making loans or investments in anyone other than a wholly-owned subsidiary,

          o amending any benefit plan, increasing employee or director compensation outside the ordinary course of business, paying bonuses, severance pay or other employee benefits other than under existing plans, or amending employment, consulting, etc. agreements with directors, officers, or employees,

          o    entering into contracts outside the ordinary course of business,

          o liquidating or dissolving, acquiring material assets or securities, and disposing of material amounts of assets or securities, mergers, or changes in capitalization,

          o    changing material accounting or tax procedures,

          o doing anything that would make the representations and warranties made in the agreement untrue, or

          o    compromising, settling, or modifying claims or litigation

Other actions

Each of GameCom and Ferris has agreed

          o    to maintain its assets consistent with past practice,

          o to try to keep available the services of its current employees and maintain its relations with suppliers, customers, etc.,

          o to pay its own expenses in connection with the transaction except as otherwise provided,

          o    to continue filing its tax returns and paying required taxes,

          o in the case of GameCom, to try to maintain its listing of its common stock on the Electronic Bulletin Board, and

          o to try to obtain any necessary consents or approvals necessary to avoid state anti-takeover laws.

Directors of merged company

The size of the board of directors of the merged company after the merger becomes effective will be increased from three to five, and Ferris is entitled to designate three of those directors.

Conditions of all parties to closing the merger

The obligations of each of the parties to complete the merger and the other transactions contemplated by the merger agreement are subject to the following conditions before closing the merger:

          o    all required governmental approvals must have been obtained, and

          o the merger agreement must have been approved by the stockholders of both GameCom and Ferris,

Conditions to Ferris's Obligations

The obligations of Ferris to complete the merger and the other transactions contemplated by the merger agreement are subject to the following additional conditions before closing the merger:

          o    GameCom's representations and warranties must be true;

          o GameCom must have performed its other agreements in the merger agreement in all material respects;

          o GameCom must have obtained all required consents from third parties;

          o There shall not have been a material adverse change in GameCom's business;

          o GameCom must have signed the other transaction documents it is to sign under the merger agreement;

          o GameCom's board of directors must have approved the merger agreement and other transactions can have recommended approval to GameCom's stockholders; and

          o Ferris must have received an opinion from GameCom's attorneys as to GameCom's corporate status, qualification to do business, authority to sign the merger agreement, authorization of the merger agreement, absence of preemptive rights, options, warrants, etc., receipt of necessary consents, exemption of the issuance of the GameCom common stock from a registration under the Securities Act, compliance of the merger agreement with GameCom's corporate documents and applicable law, and no violation of other GameCom contracts.

Conditions to GameCom's Obligations

The obligations of GameCom to complete the merger and the other transactions contemplated by the merger agreement are subject to the following additional conditions before closing the merger:

          o    Ferris's representations and warranties must be true;

          o Ferris must have performed its other agreements in the merger agreement in all material respects;

          o Ferris must have obtained all required consents from third parties;

          o There shall not have been a material adverse change in Ferris' business;

          o Ferris must have signed the other transaction documents it is to sign under the merger agreement;

          o Ferris board of directors must have approved the merger agreement and other transactions and have recommended approval to Ferris' stockholders; and

          o GameCom must have received an opinion from Ferris' attorneys as to Ferris' corporate status, qualification to do business, authority to sign the merger agreement, authorization of the merger agreement, absence of preemptive rights, options, warrants, etc., receipt of necessary consents, compliance of the merger agreement with Ferris's corporate documents and applicable law, and no violation of other Ferris contracts.

Termination of the merger agreement

The merger agreement may be terminated at any time before the merger is completed:

          o    by mutual written consent of GameCom and Ferris;

          o by either party if the merger is not completed by August 1, 2001, unless the party seeking to terminate has caused the merger not to be completed by that date;

          o by either party if a court issues and order preventing the merger;

          o by either party if the other party has breached the merger agreement or the other party's representations are not true and as a result the conditions to the merger will not be satisfied; or

          o by either party if the other party's stockholders do not approve the merger.

Amendment of the merger agreement

We may amend the merger agreement before closing the merger by execution of a written instrument signed by each of us.


Change in Board of Directors

Under the merger agreement, Ferris is to designate, before the merger is completed, the names of three of the members of the board of directors, which will be increased to five members upon the merger. Management for GameCom and Ferris informs us that at the present time their intent is that immediately after the merger, the combined company's board of directors would have the following members:

John F. Aleckner, Jr. is a private investor. He was elected our president as of December 14, 1999. From 1983 to 1989 Mr. Aleckner was vice-president and a shareholder of Research Polymers International Corporation, a compounder of specialty plastic materials which was acquired by another Company in 1987. From 1984 to 1998, he was vice-president of marketing and sales and a principal shareholder in UVTEC, Inc., a marketer of specialty plastic compounds which was, prior to the sale of Research Polymers, affiliated through common stock ownership with Research Polymers, and which acted as a broker in connection with purchases by Research Polymers and other companies. From 1971 to 1983 he was employed by Ciba-Geigy Corporation in various sales capacities. He holds a B.S. in chemistry from Case Institute of Technology

Bob Ferris has been the President of Ferris since he founded that company in 1993. Mr. Ferris attended the U.S. Air Force Academy with a major in Management, and holds a degree in Systems Engineering from the University of Arizona

L. Kelly Jones, chairman has since 1980 been a member of the law firm Jones & Cannon, a firm which he founded and which provides legal services to the Company. Mr. Jones is certified in the area of commercial real estate law by the Texas Board of Legal Specialization and is the author of an article, "Texas Mechanics' and Materialmen's Lien Laws: A Guide Through the Maze," which appeared in the Texas Bar Journal in March of 1985. Mr. Jones' areas of practice include corporate, construction, real estate, municipal law, and commercial litigation. Mr. Jones served from 1985 through 1989 on the Arlington City Council, and on the Stephen F. Austin State University Board of Regents from 1987 through 1993, where he was chairman from 1991 through 1993. He holds a J.D. from the University of Texas and a B.A. in Political Science from Stephen F. Austin State University

Lance Loesburg is the Vice President of Business Development of Ferris, the position he has held since 1997. From 1995 to 1997 he was North American Sales Director for Virtuality, another virtual reality company.

Andy Wells is the principal of Strategic Securities, Inc., a Houston-based merchant banking firm which he founded in 1997. From June 2000 until March of 2001 Mr. Wells also served on an interim basis as chief financial officer of U.S. Operators Inc., a San Antonio based call center which was reorganizing under Chapter 11 of the bankruptcy code. Prior to 1997 Mr. Wells was employed by a regional NASD broker/dealer in Houston, Texas. He holds a B.S. degree from Stephen F. Austin University and NASD licenses 7 (general securities), 63, 65 (registered investment advisor), and 24 (securities principal). He has served as a director of Ferris for the last six years.


                        GameCom Market Price Information

GameCom common stock has been traded on the Electronic Buletin Board under the symbol GAMZ since. Ferris common stock is not publicly traded.

                           Per Share Market Price Data

The following table sets forth, for the fiscal quarters indicated, the high and low sale prices per share of GameCom common stock as reported on the Electronic Bulletin Board:

Year Ended December 31, 1999                     High               Low
First Quarter                                   0.69                0.94
Second Quarter                                  1.03                0.26
Third Quarter                                   1.22                0.09
Fourth Quarter                                  0.70                0.07

Year Ended December 31, 2000
First Quarter                                   1.38                0.27
Second Quarter                                  1.13                0.31
Third Quarter                                   0.63                0.31
Fourth Quarter                                  0.47                0.15

Year Ending December 31, 2001
First Quarter                                   0.69                0.21
Second Quarter                                  0.51                0.17
Third Quarter (through August 10)


The closing prices per share of GameCom common stock as reported on the Electronic Bulletin Board on April 17, 2001, the business day preceding public announcement that GameCom and Ferris had entered into the merger agreement was $0.37. On August 10, 2001, the last full trading day for which closing prices were available at the time of the printing of this document, the closing price of the GameCom common stock was $ .

GameCom and Ferris have never paid cash dividends on their respective shares of capital stock. Under the merger agreement, each of GameCom and Ferris has agreed not to pay cash dividends before the closing of the merger without the written consent of the other. GameCom presently intends to retain future earnings, if any, for use in its business and has no present intention to pay cash dividends before or after the merger.

                              Financial Information

INDEX TO FINANCIAL INFORMATION

--------------------------------------------------------------------------------

GameCom Management's Discussion and Analysis Fiscal Years Ended December 31, 2000 and 1999 and
Three Months Ended March 31, 2001 and 2000.......................................................................25

GameCom Audited Financial Statements for Fiscal Years Ended December 31, 2000 and 1999...........................29

GameCom Unaudited Financial Statements for Three Month Periods Ended March 31, 2001 and 2000.....................41

Ferris Audited Financial Statements for Fiscal Years Ended December 31, 2000 and 1999 ...........................45

Ferris Unaudited Condensed Financial Statements for Three Months Ended March 31, 2001............................61

Unaudited Pro Forma Condensed Combined Financial Statements......................................................64


Gamecom Management's Discussion and Analysis of Fiscal Years Ended December 31, 2000 and 1999 and Three Months Ended March 31, 2001 and 2000

Year Ended December 31, 2000 compared to Year ended December 31 1999

The following discussion contains certain forward-looking statements that are subject to business and economic risks and uncertainties, and the Company's actual results could differ materially from those forward-looking statements. The following discussion regarding the financial statements of the Company should be read in conjunction with the financial statements and notes thereto.

Overview. The Company was capitalized in 1996 to develop, own, and operate theme brewpub/microbrewery restaurants. In July of 1997 the Company began operating the former Hubcap Brewery & Kitchen in Dallas, Texas.

In January, 1999, the Company terminated its brewpub/microbrewery restaurant operations. Future revenues and profits will depend upon various factors, including market acceptance of 'Net GameLink(TM) and, assuming the acquisition of Ferris as described below is completed, on the success of Ferris' product lines and on general economic conditions. The Company's present sole source of revenue is the future sale of 'Net GameLink(TM) systems and revenue from associated royalties. The Company has to date received only nominal revenue from its beta-test system installed at J. Gilligan's in Arlington.

On January 10, 2001, the Company executed a letter of intent to acquire Virtual Technologies, Inc. d/b/a Global VR, in a stock-for-stock transaction under which Global VR's shareholders would acquire controlling interest in the Company. No definitive contract was executed, and the letter of intent was terminated on April 6, 2001.

On April 18, 2001, the Company executed a letter of intent to acquire Ferris Productions, Inc., in a stock-for-stock transaction under which Ferris' shareholders would acquire controlling interest in the Company. The acquisition would provide the Company with a wider array of products within the Company's industry, an experienced management team, an existing revenue stream, and established distribution channels. A definitive contract between the Company and Ferris was executed on May 3, 2001. There can be no assurance that the acquisition will in fact be consummated, as the transaction is contingent upon approval of the transaction by the shareholders of both the Company and Ferris. A proxy statement will be prepared and filed with the Securities and Exchange Commission, and subsequently submitted to the companies' shareholders. It is expected that the proxy statement will be forwarded to the shareholders in July of 2001, but there is no assurance that this timetable will hold. There can be no assurances that the Company will successfully implement its expansion plans, including the 'Net GameLink(TM) entertainment concept. The Company faces all of the risks, expenses, and difficulties frequently encountered in connection with the expansion and development of a new business. These include limited working capital and the need to devote a substantial amount of management's time to raising capital rather than development of the business, difficulties in maintaining delivery schedules if and when volume increases, the need to develop support arrangements for systems at widely dispersed physical locations, the need to control operating and general and administrative expenses and the need to spend substantial amounts of resources on initial advertising to develop an awareness of the Company and its products. In addition, the Company's chief executive officer is a practicing attorney with no training or prior experience in managing or overseeing a public company.

Results of Operations.

Fiscal year ended December 31, 2000 compared to fiscal year ended December 31, 1999.

The fiscal year ended December 31, 1999 reflects a redirection of the Company's efforts from its discontinued brewpub business to the development of its 'Net GameLink(TM) System. For the fiscal year ended December 31, 1999 the Company had essentially no revenues. For the fiscal year ended December 31, 2000 the Company received only nominal revenues as a result late in the year of beginning to charge royalties for the Company's testing system installed at J. Gilligan's. Administrative costs of $396,835 for the fiscal year ended December 31, 2000 compared to $409,999 for the fiscal year ended December 31, 1999 reflect primarily additional costs incurred during 1999 in connection with registration of the Company's securities under the Securities and Exchange Act of 1934. The increase in interest charges from $16,065 for the fiscal year ended December 31, 1999 to $29,399 for the fiscal year ended December 31, 2000 reflects an increase in the level of the Company's bank borrowings from $20,000 as of December 31, 1999 to $215,000 as of December 31, 2000. These bank borrowings were guaranteed by officers and directors of the Company, who received common stock in payment for their guaranties. The value of such common stock ($55,200 for the year ended December 31, 1999 and $198,695 for the year ended December 31, 2000) is shown as finance charges for the applicable periods. The increase in depreciation and amortization from $5,356 in the year ended December 31, 1999 to $20,896 in the year ended December 31, 2000 is a result of increased investment in computer equipment. During the year ended December 31, 2000 the Company eliminated $455,149 in debt from its consolidated balance sheet (consisting primarily of trade payables) as a result of placing its First Brewery of Dallas, Inc. subsidiary into voluntary liquidation under Chapter 7 of the Bankruptcy Act.

Connect Computer, the firm which has been largely responsible for development of the Company's kiosk and computer systems, performed its development work on the basis of an oral understanding or "gentleman's agreement" with the Company's chief executive officer that if the Company is successful in marketing the product, Connect Computer would be issued a significant equity position in the Company. On February 1, 2001, the Company satisfied this obligation by issuing 75,000 shares of its common stock to Connect Computer.

At the time the operations of First Brewery of Dallas, Inc. were terminated, all of that subsidiary's assets were pledged to secure indebtedness to SecurityBank of Arlington, Texas. That indebtedness had been personally guaranteed by the Company's directors and by another individual. Upon termination of the brewpub/microbrewery operations the guarantors were required to repay that indebtedness to the bank, and upon such payment the bank assigned the Company's notes and the related security to the guarantors. The guarantors accepted the security in full satisfaction of the debt and subsequently disposed of the assets securing the indebtedness to third parties at a loss. The effect of these transactions is included in the $143,781 gain on sale of assets for the year ended December 31, 1999.

Quarter ended March 31, 2001 compared to Quarter ended March 31, 2000.


For the quarter ended March 31, 2001 the Company received only nominal revenues as a result late in the year of beginning to charge royalties for the Company's testing system installed at J. Gilligan's. It had no revenue for the quarter ended March 31, 2000. Administrative costs of $150,505 for the quarter ended March 31, 2001 compared to $65,113 for the quarter ended March 31, 2000 reflect primarily additional costs incurred during 2001 in connection with due diligence investigation of Global VR and other activities relating to that proposed acquisition, which did not occur, and fees paid in stock to consultants. The increase in interest charges from $4,795 for the quarter ended March 31, 2000 to $14,556 for the quarter ended March 31, 2001 reflects an increase in the level of the Company's bank borrowings. These bank borrowings were guaranteed by officers and directors of the Company, who received common stock in payment for their guaranties. The value of such common stock ($17,500 for the quarter ended March 31, 2000 and $60,000 for the quarter ended March 31, 2001) is shown as finance charges for the applicable periods. The decrease in depreciation and amortization from $7,027 in the quarter ended March 31, 2000 to $5,224 in the quarter ended March 31, 2001 is a result of adjustment of accounting estimates. Connect Computer Group, Inc., the firm which has been largely responsible for development of the Company's kiosk and computer systems ("Connect Computer"), performed its development work on the basis of an oral understanding or "gentleman's agreement" with the Company's chief executive officer that if the Company is successful in marketing the product, Connect Computer would be issued a significant equity position in the Company. On February 1, 2001, the Company satisfied this obligation by issuing 75,000 shares of its common stock to Connect Computer.

Liquidity and Capital Resources.

As of March 31, 2001 the Company's liquidity position was extremely precarious. The Company had current liabilities of $1,088,302, including $387,617 in trade payables, most of which were overdue, short-term notes payable of $635,500, all of which were either demand indebtedness or were payable at an earlier date and were in default, and related accrued interest on the notes. Current assets available to meet those liabilities were only $5,844. On June 5, 2000, the Company announced that it had entered into a subscription agreement for up to a $15,000,000 sale of common stock and warrants under a private equity line contract with Swartz Private Equity, L.L.C. ("Swartz"), an institutional private equity fund. This financing allows the Company to issue common stock and warrants at the Company's discretion as often as monthly as funds are needed in amounts based upon certain market conditions. The pricing of each common stock sale is based upon current market prices at the time of each draw, and the Company may set a floor price for the shares each month at the Company's discretion. The Company's SB-2 registration statement for the Swartz private equity line became effective with the Securities and Exchange Commission on August 10, 2000. The Company made its first draw on the Swartz equity line during the month of October, 2000. However, it has not made any draws under that line since January 2001, because the price and volume of trading in the Company's shares has been too low to make that source of financing attractive. To date the Company has met its capital requirements through capital contributions, loans from principal shareholders and officers, bank borrowings, and certain private placement offerings. For the fiscal year ended December 31, 2000, the net loss from operations was $230,172. After taking account of the non-cash items included in that loss, the Company's cash requirements were $85,291. To cover these cash requirements, the Company issued additional shares of its common stock to investors for approximately $31,000, increased its bank borrowings by $35,000, and increased its borrowing from shareholders by $25,000.

Plan of Operations


The opinions of the Company's independent auditor for each of the last two fiscal years expressed substantial doubt as to the Company's ability to continue as a going concern. Based on the unaudited results and the projected results furnished to the Company by Ferris, we anticipate that if the acquisition is completed, and if our due diligence confirms the information we have been furnished, we should achieve profitability within the next 12 months. It should be noted, however, that to achieve those results we will need to obtain additional financing for retirement of debt, working capital, and other purposes. If the proposed acquisition is not completed the outlook is much less favorable. In that case, until such time as the Company is able to draw upon the Swartz equity line in a significant manner or obtain additional financing, it plans to limit its operations by conducting marketing efforts primarily on the basis of person-to-person contact with those who have previously expressed an interest in its system and limiting expansion of its operations to delivery of systems as permitted by internally-generated cash flow. This may require that the Company accept orders for new systems only on the basis of a down payment sufficient to cover the costs of manufacture of the system, which may in turn make it difficult to market additional systems. Further, the expression of uncertainty as to the Company's ability to continue as a going concern might itself adversely affect the Company's liquidity and cash flow, since vendors who might otherwise have been willing to extend credit may instead insist upon pre-payment or payment on a C.O.D basis.

The Company began to receive limited revenue from its beta-test system at J. Gilligan's during the early portion of the third quarter of 2000. However, these revenues are not expected to be sufficient to carry out any substantial advertising and marketing. If the proposed acquisition is not completed the Company will be unable to carry out substantial advertising and marketing until the Swartz private equity line becomes available to the Company in significant amounts through increases in the price and/or volume of trading in its shares, and until the Company begins to receive significant revenue from the sale of its 'Net GameLink(TM) systems.

The Company will need to have in place in the near future a qualified chief operating officer. Although the Ferris acquisition would bring the Company an experienced management team, there is no assurance that the Ferris acquisition will be consummated. The Company does not presently intend to hire other salaried key management personnel during the next 12 months, although additional employees may become necessary. All of the Company's non-executive employees are presently being compensated at market rates. However, the Company's senior management (CEO, president, vice president, and secretary) are serving without compensation, and the Company expects this will continue to be the case indefinitely until the Company's interest-bearing debt has been substantially reduced. If the Company is not able to raise the necessary funds to expand sales beyond those that may be generated by person-to-person contact, it will be forced to terminate its operations entirely.

Liquidity and Capital Resources.

As of December 31, 2000 the Company's liquidity position was extremely precarious. The Company had current liabilities of $1,049,145, including $361,617 in trade payables, most of which were overdue, short-term notes payable of $410,500, all of which were either demand indebtedness or were payable at an earlier date and were in default, and related accrued interest on the notes. Current assets available to meet those liabilities were only $6,135. On June 5, 2000, the Company announced that it had entered into a subscription agreement for up to a $15,000,000.00 sale of common stock and warrants under a private equity line contract with Swartz Private Equity, L.L.C. ("Swartz"), an institutional private equity fund. This financing allows the Company to issue common stock and warrants at the Company's discretion as often as monthly as funds are needed in amounts based upon certain market conditions. The pricing of each common stock sale is based upon current market prices at the time of each draw, and the Company may set a floor price for the shares each month at the Company's discretion. The Company's SB-2 registration statement for the Swartz private equity line became effective with the Securities and Exchange Commission on August 10, 2000. The Company made its first draw on the Swartz equity line during the month of October, 2000.

However, it has not made any draws under that line since January of 2001, because the price and volume of trading in the Company's shares has been too low to make that source of financing attractive. To date the Company has met its capital requirements through capital contributions, loans from principal shareholders and officers, bank borrowings, and certain private placement offerings. For the fiscal year ended December 31, 2000, the net loss from operations was $190,266. After taking account of the non-cash items included in that loss, the Company's cash requirements were $300,297 for operating activities and $18,979 for capital expenditures, or a total of $319,276. To cover most of these cash requirements, the Company issued additional shares of its common stock to investors for approximately $65,000, increased its bank borrowings by $215,000, and borrowed an additional $30,000 from stockholders. The remaining cash requirement was met by drawing down cash on hand.

                          INDEPENDENT AUDITOR'S REPORT

                                Thomas O. Bailey

                               and Associates, PC

                          Certified Public Accountants

                    Report of Independent Public Accountants



To the Shareholders of GameCom, Inc.

We have audited the accompanying balance sheet of GameCom, Inc. as of December 31, 2000 and 1999 and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of GameCom, Inc. as of December 31, 2000, and 1999 and the results of its operations and cash flows in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. During the year ended December 31, 2000, the Company incurred a net loss of $199,266 and a loss of $361,880 for the year ended December 31, 1999. Future working capital requirements are dependent on the Company's ability to restore and maintain profitable operations, to restructure it's financing arrangements, and to continue it's present short-term financing, or obtain alternative financing as required. It is not possible to predict the outcome of future operations or whether the necessary alternative financing may be arranged, if needed. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Thomas O. Bailey and Associates, P.C.
Dallas, Texas
March 30, 2001

GAMECOM, INC.
(Fomerly The Schooner Brewery Incorporated)
Consolidated Balance Sheet
December 31, 2000 and December 31, 1999

                                                             December 31
                                                             -----------
                                                        2000           1999
                                                    -----------     -----------
ASSETS
Current assets
 Cash                                               $     6,135     $    15,564

 Accounts receivable                                         --             180
                                                    -----------     -----------
   Total current assets                                   6,135          15,744

Property and equipment
 Equipment, furniture and fixtures                      113,464          94,485
 Accumulated depreciation                               (28,828)         (7,932)
                                                    -----------     -----------
   Net property and equipment                            84,636          86,553
                                                    -----------     -----------

Other assets                                                 --           8,989
                                                    -----------     -----------
   Total assets                                     $    90,771     $   111,286
                                                    -----------     ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
 Trade payables                                     $   361,617     $   728,849
 Accrued interest                                        62,028          49,839
 Notes payable to shareholders                          410,500         380,500
 Short-term notes payable to bank                       215,000              --
                                                    -----------     -----------
    Total current liabilities                         1,049,145       1,159,188

Redeemable common stock
 Common stock to redeem, 1,505,399 shares
  at par $.005                                            3,891           7,527

Shareholders' equity
 Capital stock 50,000,000 shares authorized
  par value $.005; 10,041,751
  issued and outstanding,                                61,951          51,583
 Paid-in capital                                      1,503,521       1,230,459
 Retained earnings                                   (2,527,737)     (2,337,471)
                                                    -----------     -----------
   Total shareholders' equity                          (962,265)     (1,055,429)
                                                    -----------     -----------
   Total liabilities and shareholder equity         $    90,771     $   111,286
                                                    ===========     ===========


The accompanying notes are an integral part of this financial statement.

GAMECOM, INC.
(Formerly The Schooner Brewery Incorporated)
Consolidated Statement of Operations
For the Years Ended December 31, 2000 and 1999


                                                           December 31
                                                           -----------
                                                     2000              1999
                                                 ------------      ------------
Revenues
 Restaurant  sales                                         --             5,431
 Game royalties                                           410                --
                                                 ------------      ------------
   Total revenues                                         410             5,431

Cost of sales
 Salaries and labor                                        --            24,472
                                                 ------------      ------------
  Total cost of sales                                      --            24,472
                                                 ------------      ------------
  Gross profit                                            410           (19,041)

General and administrative expense
 Administrative cost                                  396,835           409,999
 Interest                                              29,399            16,065
 Financing charges                                    198,695            55,200
 Depreciation and amortization                         20,896             5,356
 Gain on sale of assets                                    --          (143,781)
                                                 ------------      ------------
                                                      645,825           342,839
                                                 ------------      ------------

Loss before extraordinary item                        645,825      $   (361,880)
                                                 ------------      ------------

Extraordinary item:
 Gain from extinguishment of debt                     455,149                --
                                                 ------------      ------------

Net gain/(loss)                                  $   (190,266)     $   (361,880)
                                                 ============      ============

Per share amounts:

Net loss per share                               $     (0.015)     $     (0.033)
                                                 ============      ============

Average outstanding shares                         12,328,360        10,838,550
                                                 ============      ============



The accompanying notes are an integral part of this financial statement.

 GAMECOM, INC.
(Formerly The Schooner Brewery Incorporated)
Consolidated Statement of Stockholders' Equity
For the Periods From December 31, 1998 through December 31, 2000

                                                   Shares of                     Additional                         Total
                                                     Common         Common        Paid-in        Accumulated    Stockholders'
                                                     Stock           Stock        Capital          Deficit         Equity
                                                  ------------   ------------   ------------    ------------    ------------
Balance December 31, 1998                            8,282,703   $     41,413   $    989,179    $ (1,975,591)   $   (944,999)
                                                  ------------   ------------   ------------    ------------    ------------

Stock issued as incentive for loans                    240,000          1,200         54,000              --          55,200

Stock issued in compensation for services              125,000            625          4,375              --           5,000

Sales of stock                                       1,369,048          6,845        128,155              --         135,000

Contribution of capital for services                        --             --         18,750              --          18,750

Exercise of stock options                              300,000          1,500         36,000              --          37,500

Loss for the year ended December 31, 1999                   --             --             --        (361,880)       (361,880)
                                                  ------------   ------------   ------------    ------------    ------------

Balance December 31, 1999                           10,316,751   $     51,583   $  1,230,459    $(21,337,471)   $ (1,055,429)
                                                  ============   ============   ============    ============    ============


Stock issued as incentive for loans                  1,133,967          5,671        193,025              --         198,696

Stock  issued in  compensation  of services and
interest                                                84,571            423         15,828              --          16,251

Sales of stock                                         127,694            638         64,209              --          64,847

Expiration of redeemable shares                        727,108          3,636             --              --           3,636


Loss for the year ended December 31, 2000                   --             --             --        (190,266)       (190,266)
                                                  ------------   ------------   ------------    ------------    ------------

                                                    12,390,091   $     61,951   $  1,503,521    $ (2,527,737)   $   (962,265)
                                                  ============   ============   ============    ============    ============


The accompanying notes are an integral part of this financial statement.

GAMECOM, INC.
(Formerly The Schooner Brewery Incorporated)
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2000 and 1999

                                                          December 31,
                                                       2000         1999
                                                    ---------    ---------
Cash flows from operating activities
Net loss                                            $(190,266)   $(361,880)

 Adjustments to reconcile net loss to net cash
  provided by operating activities:
     Depreciation                                      20,896        5,356
Gain on sale of assets                                     --     (143,781)
Services and fees paid with stock                      16,251       23,750
Financing fees                                        198,696       55,200

Stock options issued as compensation                       --           --
     (Increase) decrease in:
        Accounts receivable-trade                         180        1,367
        Prepaid and other assets                        8,989        3,044
     Increase (decrease) in:
        Accounts payable and accrued expense         (355,043)     247,530
                                                    ---------    ---------
    Net cash provided by operating activities        (300,297)    (169,414)

Cash flows from investing activities
     Capital expenditures                             (18,979)     (41,237)
                                                    ---------    ---------
   Net cash used by investing activities              (18,979)     (41,237)

Cash flow from financing  activities
    Increase in capital stock and paid-in capital      64,847      135,000
    Short-term notes payable                          245,000       85,547
                                                    ---------    ---------
   Net cash provided by financing activities          309,847      220,547

Net increase in cash and cash equivalents              (9,429)       9,896
                                                    ---------    ---------
Cash and cash equivalents beginning of period          15,564        5,666
                                                    ---------    ---------
Cash and cash equivalents end of period             $   6,135    $  15,562
                                                    =========    =========


Interest paid during the period                     $   7,899    $   9,040
                                                    =========    =========
Income taxes paid during the year                   $      --    $      --
                                                    =========    =========


The accompanying notes are an integral part of this financial statement.

GameCom, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SIGNIFICANT ACCOUNTING POLICIES

Principal Business Activity


GameCom, Inc. (the "Company") conducts business in the interactive on-line internet gaming industry. The Company formerly operated, through its wholly owned subsidiary, a restaurant and brewpub. That business has been discontinued.

Principals of Consolidation


The accompanying consolidated financial statements include the accounts of the parent company, GameCom, Inc. and its subsidiary after elimination of significant intercompany accounts and transactions.

                               Concentration of Credit Risk


The Company maintains deposits within federally insured limits. Statement of Financial Accounting Standards No. 105 identifies these items as concentration of credit risk requiring disclosure, regardless of the degree of risk. The risk is managed by maintaining all deposits in high quality financial institutions.


Use of Estimates in Preparation of Financial Statements

The preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenues and expenses. Actual results may differ from these estimates.


                               Fair Value of Financial Instruments

The fair value of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying value of such amounts.


                               Cash Flow Presentation


For purposes of the Statement of Cash Flows, cash equivalents include time deposits, certificates of deposits and all liquid debt instruments with original maturaties of three months or less.


                               Earnings Per Share


Primary earnings per share amounts are computed based upon the weighted average number of shares actually outstanding. The number of shares used in the computation was 12,328,360 and 10,838,550 for December 31, 2000 and 1999 respectively.

Property, Equipment and Depreciation

Property and equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred. Gains and losses on disposition of property and equipment are reflected in income. Depreciation is computed on the straight-line method for financial reporting purposes, based on the estimated useful lives of the assets which is three to five years.

Revenue Recognition and Accounts Receivable

Sales are made for cash or they are charged to credit cards. The credit card sales are recorded as accounts receivable and collected within the following two-week period. Revenues are recognized at the point sales are made.


                        Common Stock Issued for Services


The Company has in the past issued stock for service of non-employees on a negotiated basis where the value of the services is recorded and stock issued based upon the agreed number of shares issued for the value of the services performed. The measurement date for determining such value is the date an agreement is reached for issuance of the shares.


                   Common Stock Issued as Incentive for Loans


From time to time the Company has obtained non-interest bearing loans or guaranties of bank loans from individuals. As incentive for these loans the Company issued some of its common stock and recorded as expense the price of the stock based upon the restricted provisions of the stock. These issuance were as follows:

                                                                   Market Value
              Date           Amount Lent       Shares Issued        of Shares
              ----           -----------       -------------        ---------
              1998             $173,000            613,000          $ 153,000
              1999             $ 88,500            240,000           $ 55,200
              2000             $215,000          1,133,967          $ 198,696


NOTE 2   GOING CONCERN

As shown in the accompanying financial statements the Company has incurred losses from operations and has a deficit working capital. The Company's current net operating revenues are not sufficient to provide adequate cash flow required to pay all of the Company's administrative expenses. For this reason the Company must rely on short-term borrowing and equity financing. The Company's subsidiary ceased operations of its business on January 10, 1999 the effect of which eliminated sources of cash flow from operations. Because the subsidiary was generating negative cash flow Management closed those operations to mitigate further deterioration. Until the new operations increase the Company must rely on public and private funding to meet any of its cash flow requirements. Management has begun a new line of business. On June 5, 2000, the Company announced that it had entered into a subscription agreement for up to a $15,000,000.00 sale of common stock and warrants under a private equity line contract with Swartz Private Equity, L.L.C. ("Swartz"), an institutional private equity fund. This financing allows the Company to issue common stock and warrants at the Company's discretion as often as monthly as funds are needed in amounts based upon certain market conditions. The pricing of each common stock sale is based upon current market prices at the time of each draw, and the Company may set a floor price for the shares each month at the Company's discretion. The Company's SB-2 registration statement for the Swartz private equity line was filed on July 12, 2000, and became effective with the Securities and Exchange Commission on August 10, 2000. The Company made its first draw on the Swartz equity line during the month of October, 2000.

NOTE 3   NOTES PAYABLE

Notes payable at December 31, 2000 consisted of the following:


   Note payable to bank due December 21, 2001 with interest at 9.5%                            $ 50,000
   Note payable to bank due May 6, 2001 with interest at 9.5%                                    30,000
   Note payable to bank due March 20, 2001 with interest at 10.5%                                25,000
   Note payable to bank due October 14, 2001 with interest at 9.0%                               25,000
   Note payable to bank due May 15, 2001 with interest at 10.5%                                  25,000
   Note payable to bank due March 11, 2001 with interest at 9.5%                                 60,000
                                                                                              ----------
       Due to banks                                                                           $ 215,000

   Note payable to stockholder due on demand with interest at 8%                              $  20,000
   Note payable to stockholder due on demand with interest at 8%                                 15,000
   Notes payable to stockholders due June 10, 1998, interest at 12%                             100,000
   Notes payable to stockholders due from August 1 through
          December 2, 1998 with no interest                                                     162,000
   Notes payable to stockholders due in February and March 1999
        Without interest                                                                         63,500
   Note payable to stockholder with installments due through
        February 2000                                                                            50,000
                                                                                              ---------
      Due to stockholders                                                                     $ 410,000



All notes due to stockholders were in default as of December 31, 2000. Notes payable to stockholders in the amount of $100,000 were issued by the Company in increments of $10,000 having a maturity date of May 10, 1998. The holder of each of these Convertible Promissory Notes has a non-assignable option to purchase 7,500 shares of Common Stock at par value. Alternately, each holder has the right to convert their Convertible Promissory Note to equity in the form of 12,500 shares of Common Stock. None of the notes have been converted.

Of the $235,000 notes payable without interest as described above, $103,500 in principal amount provides for a per diem issuance of common stock as penalty for late payments. As of December 31, 2000, the per diem issuance would be in excess of 5,800,000 shares of the Company's common stock. The Company has received an opinion from counsel that the penalty provisions are unenforceable as illegal usury under applicable Texas law. However, there has not been any litigation between the Company and the holder of the note as to this issue, and in the absence of a court decision directly applicable to the parties, there remains at least some risk that the opinion of counsel could be wrong. Should the holder of the note prevail in any such litigation, the shares issuable under the penalty provisions would result in this holder's becoming the Company's largest single shareholder. Further, depending upon how long it took to resolve the issue, an adverse decision could result in such holder's becoming a controlling shareholder of the Company. According to legal counsel there is no likelihood of a sustainable assessment of the per diem late penalty. Therefore, in accordance with SFAS No. 5, no provision for such charges has been provided.

NOTE 4  STOCKHOLDERS' EQUITY

Common Stock

The Company's authorized number of common shares that can be issued is 50,000,000 shares with a par value of $.005. The number of shares outstanding at December 31, 2000 and 1999 was 12,390,091 and 10,316,600
respectively. There
were common shares redeemable at December 31, 2000 and 1999 in the total share amounts of 778,291in the amount of $3,891 and 1,505,399 shares and the total amount of $7,527 respectively. The Company's board of directors adopted a resolution on December 12, 1997 to redeem 1,505,399 shares of the common stock from certain shareholders to be redeemed from the proceeds of a subsequent stock offering no later than March 31, 1998. At December 31, 2000 none of the stock has been redeemed.

                           Redeemable Common Stock

In December 1997, the ten former shareholders of First Brewery of Dallas, Inc., acquired by the Company in April, 1997, collectively agreed with the Company's Board of Directors that a dilution of their collective equity interest was in the best interest of the Company. Therefore, the Company adopted a resolution on December 12, 1997 to redeem 1,505,399 shares of the Common Stock from the ten shareholders, at par value, $.005, with the consideration for such redemption to be paid pro rata to such shareholders no later that March 31, 1998, presumably out of the proceeds of a future equity offering. On February 3, 2000, the Company adopted a resolution releasing 727,108 shares from the redemption, leaving 778,291 to be redeemed. None of the shares have been redeemed but can be redeemed at the shareholders' option. The total number of shares and the redemption liability is reflected in the balance sheet under, "Redeemable Common Stock."

NOTE 5   INCOME TAXES

The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires an asset and liability approach for accounting for income taxes. Deferred income taxes arise from temporary differences between financial and tax basis of certain assets and liabilities. A valuation allowance has been established in the amount of $365,000 It is not likely that the allowance will be realized consequently the allowance has been fully reserved. The Company's net operating loss carryforward is $2,284,000.

NOTE 6  LEASES

The Company leased its restaurant space under a lease agreement, which expired October 1, 1999. During the year ended December 31, 2000, the Company surrendered $10,673 of deposits under the lease agreement. Currently the Company rents office space on a month-to-month basis at $1,500 per month from a firm associated with the chief executive officer. To date no payments have been made.

NOTE 7 OFFICER AND DIRECTOR COMPENSATION

No director receives or has received any compensation from the Company for service as a member of the board of directors. None of the officers have received any compensation for service from the Company. However, based on the time spent by one officer, expense was recorded based on the estimated compensation and that amount was credited to paid-in captial as a contribution to capital.

NOTE 8 RELATED PARTY TRANSACTIONS

On December 12, 1997, by unanimous consent, the board of directors approved borrowing up to $100,000 from certain stockholders. The promissory notes provide that the notes be secured by the `Net Game LinkTM system to be installed at the Company's restaurant. The holders of said notes shall, for each $10,000 of notes, in addition to the payment of principal and interest, be entitled to 7,500 shares of the Company's common stock at par value at maturity. Prior to maturity, the holders of the promissory notes shall have the right to convert their notes to equity in the amount of 12,500 shares of the Company's restricted common stock. Thereafter, by unanimous consent, the board of directors approved additional borrowings from certain shareholders, in the aggregate sum of $162,000. In lieu of interest, the Company issued to such shareholders restricted shares of the Company's common stock.

In addition the Company rents office space from a firm associated with the chief executive officer, see Note 6 above.

NOTE 9  STOCK OPTION PLANS

In 1995 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ["SFAS"] No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 is effective for fiscal years beginning after December 31, 1995 and requires companies to use recognized option pricing to estimate the fair value of stock-based compensation, including stock options. The statement requires additional disclosure based on the fair value based method of accounting for an employee stock option and encourages, but does not require, companies to recognize the value of these option grants as additional compensation using methodology of SFAS No. 123. The Company has elected to continue recognizing expense as prescribed by APB Opinion No.25, "Accounting for Stock Issued to Employees," as allowed under FASB No. 123 rather than recognizing compensation expense as calculated under SFAS No. 123.

                             Incentive Stock Options [Non-Compensation]


These options, incentive in nature, provide that Mr. Jones may purchase (i) 111,000 shares at par value subject to the condition precedent that the Company's shares are trading at $1.50 per share, (ii) 361,000 shares at par value subject to the condition precedent that the Company's shares are trading at $3.00 per share, (iii) 111,000 shares at par value subject to the condition precedent that the Company's shares are publicly trading at $4.50 per share, and
(iv) the balance of 250,000 shares at par value subject to the condition precedent that the Company's shares are publicly trading at $5.00 per share. These incentive stock options were granted to Mr. Jones by the Company's board of directors (Mr. Jones abstaining) on December 12, 1997 and on December 14, 1998.

Messrs. Poynter and Aleckner each hold an option for 333,000 shares in the Company's common stock.These options, incentive in nature, provide that Messrs. Poynter and Aleckner may purchase (i) 111,000 shares at par value subject to the condition precedent that the Company's shares are trading at $1.50 per share,
(ii) 111,000 shares at par value subject to the condition precedent that the Company's shares are trading at $3.00 per share, and (iii) the balance of 111,000 shares at par value subject to the condition precedent that the Company's shares are publicly trading at $4.50 per share. These incentive stock options were granted to Messrs. Poynter and Aleckner by the Company's board of directors (Messrs.Poynter and Aleckner abstaining on the grant of their stock option) on December 14, 1998.

Outstanding options were 1,499,000 and 750,000 respectively at December 31 1998 and 1997. Accounting for the measurement date of these options occurs when the various stock prices are realized.

                               Stock Based compensation Plan


The Company has one stock-based compensation plan as noted below. With regard to its stock option plan, the Company applies APB No. 25 in accounting for such plans and accordingly no compensation cost has been recognized. Had compensation expense been determined based on fair value at the grant date for stock options consistent with SFAS No. 123 the Company's net income and net income per common share would not have changed for 1998 because no grants were made in 1998. On December 12, 1997, by unanimous consent of the board of directors, restricted options to purchase 50,000 shares of the Company's common stock were issued to certain key personnel of the Company at an exercise price of $.005 per share conditioned upon the continued employment of the employee the share price at the measurement date, December 12, 1997 was $.125 based on the restricted nature of the stock. The Company recorded compensation expense in the amount of $6,250 in their revised 1997 financial statements. The shares are non-transferable and may be redeemed at $.005 per share by the Company in the event the holder shall cease for any reason to be employed by the Company.

                                                                  2000          1999
                                                                  ----          ----
              Options beginning of year                          1,199,000     1,499,000
              Number of options granted                                  -             -
                                                                 ---------     ---------

              Options exercised during year                              -       300,000
              Options forfeited during year                              -             -
                                                                 ---------     ---------
              Options outstanding end of year                    1,199,000     1,199,000
                                                                 =========     =========

              Options exercisable at end of year                         -             -
                                                                 =========     =========

              Weighted average exercise price per share
              outstanding and exercisable                        $    .005     $    .005
                                                                 =========     =========
              Weighted average grant date fair value                $    -        $    -
                                                                    ======        ======


Had compensation expense been determined based on the fair value at the grant dates for the stock option grants consistent with the method of SFAS No.123, the Company's net income per common share would have been reduced to the pro forma amounts indicated below:


           Net loss:                           2000              1999             1998
                                               ----              ----             ----
             As reported                     $ 190,266         $ 361,880      $ 1,203,643
             Pro forma                       $ 190,266         $ 361,880      $ 1,203,643
           Net loss per common share:
             As reported                       $  .015           $  .033          $  .143
             Pro forma                         $  .015           $  .033          $  .143



Calculated in accordance with the Black-Scholes option pricing model, using the following assumptions; expected volatility computed using as of the date of the grant the prior years average of the common stock which averaged 5%; expected dividend yield of 0%; expected option term of two years and risk free rate of 6%. The Company believes that there is no significant income tax effect.

NOTE 10   LEGAL PROCEEDINGS

The Company's legal counsel advises that there is no pending significant legal proceedings or action concerning the Company.


NOTE 11 SUBSEQUENT EVENTS



On January 10, 2001, the Company executed a letter of intent to acquire Virtual Technologies, Inc. d/b/a Global VR, in a stock-for-stock transaction under which Global VR's shareholders would acquire a controlling interest in the Company. No definitive agreement was executed, and the letter of intent was terminated on April 6, 2001.

On April 18, 2001, the Company executed a letter of intent to acquire Ferris Productions, Inc., in a stock-for-stock transaction under which Ferris' shareholders would acquire controlling interest in the Company. A definitive contract between the Company and Ferris was executed on May 3, 2001. Both companies announced on May 23,

2001, that the due diligence phase of the contract was successfully completed; however, there can be no assurance that the acquisition will in fact be consummated, as the transaction is contingent upon approval of the transaction by the shareholders of both the Company and Ferris. It is expected that a proxy statement for approval of the merger will be forwarded to the shareholders in August of 2001, but there is no assurance that this timetable will hold.

                                  GAMECOM, INC.
                           Consolidated Balance Sheet
                           March 31, 2001 (Unaudited)



ASSETS
Current assets
 Cash                                          $     5,844

Property and equipment
 Equipment, furniture and fixtures                 113,464
 Accumulated depreciation                          (34,052)
                                               -----------
   Net property and equipment                       79,412
                                               -----------

   Total assets                                $    85,256
                                               ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
 Trade payables                                $   387,617
 Accrued interest                                   65,185
 Notes payable to shareholders                     360,500
 Short-term notes payable to bank                  275,000
                                               -----------
    Total current liabilities                    1,088,302

Redeemable common stock
 Common stock to redeem, 778,291 shares
  at par $.005
                                                     3,891

Shareholders' equity
 Capital stock 50,000,000 shares authorized
  par value $.005; 11,772,997 and 10,316,600
  issued and outstanding respectively               66,407
 Paid-in capital                                 1,684,565
 Retained earnings                              (2,757,909)
                                               -----------
   Total shareholders' equity                   (1,006,937)
                                               -----------
   Total liabilities and shareholder equity    $    85,256
                                               ===========



The accompanying notes are an integral part of this financial statement

GAMECOM, INC.
Consolidated Statement of Operations
For the Quarters Ended March 31, 2001 and 2000
(Unaudited)



                                        2001            2000
                                     -----------    -----------
Revenues
 Game royalties                              113             --


General and administrative expense
 Administrative cost                     150,505         65,113
 Interest                                 14,556          4,795
 Financing charges                        60,000         17,500
 Depreciation and amortization             5,224          7,027
                                     -----------    -----------

                                         230,285         94,435
                                     -----------    -----------


Net loss                                (230,172)       (94,435
                                     ===========    ===========

Per share amounts:

Net loss per share                   $    (0.017)   $    (0.008)
                                     ===========    ===========

Average outstanding shares            13,444,234     11,922,150
                                     ===========    ===========



The accompanying notes are an integral part of this financial statement

                                  GAMECOM, INC.
                      Consolidated Statements of Cash Flows
                 For the Quarters Ended March 31, 2001 and 2000
                                   (Unaudited)


                                                        2001        2000
                                                     ---------    ---------
Cash flows from operating activities
Net loss                                             $(230,172)   $ (94,435)

 Adjustments to reconcile net loss to net cash
  provided by operating activities:
     Depreciation                                        5,224        7,027
Financing fees                                          60,000       17,500
Stock issued as compensation                            50,500           --
     (Increase) decrease in:
        Prepaid and other assets                            --        8,989
     Increase (decrease) in:
        Accounts payable and accrued expense           (29,157)      49,293
                                                     ---------    ---------

    Net cash provided by operating activities          (85,291)     (11,626)

Cash flows from investing activities
     Capital expenditures                                   --       (1,512)
                                                     ---------    ---------
   Net cash used by investing activities                    --       (1,512)

Cash flow from financing  activities
    Short-term notes payable                            60,000           --
     Increase in capital stock and paid-in capital      25,000           --
                                                     ---------    ---------

   Net cash provided by financing activities            85,000           --

Net increase in cash and cash equivalents                 (291)     (13,138)
Cash and cash equivalents beginning of period            6,135       15,564
                                                     ---------    ---------

Cash and cash equivalents end of period              $   5,844    $   2,426
                                                     =========    =========

Interest paid during the quarter                     $   3,400    $     431
                                                     =========    =========

Income taxes paid during the quarter                 $      --    $      --
                                                     =========    =========



The accompanying notes are an integral part of this financial statement

                                  GAMECOM, INC.
                          Notes to Financial Statements
                 For the Quarters Ended March 31, 2001 and 2000

Note 1   Reference to Notes to Financial Statements dated December 31, 2000


The notes to the Financial Statements dated December 31, 2000 should be read in conjunction with these financial statements. These financial statements include all adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods.

                            FERRIS PRODUCTIONS, INC.


                                   ----------




                              FINANCIAL STATEMENTS
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
                 for the years ended December 31, 2000 and 1999

                            FERRIS PRODUCTIONS, INC.

                                TABLE OF CONTENTS

                                   ----------


                                                                     Page(s)

Report of Independent Accountants....................................  47

Financial Statements:

  Balance Sheet as of December 31, 2000
    and 1999.........................................................  48

  Statement of Operations for the years
    ended December 31, 2000 and 1999.................................  49

  Statement of Cash Flows for the years
    ended December 31, 2000 and 1999.................................  50

  Statement of Stockholders' Deficit for
    the years ended December 31, 2000 and 1999.......................  51

Notes to Financial Statements........................................  52

                        Report of Independent Accountants


To the Board of Directors and Stockholders of Ferris Productions, Inc.


We have audited the accompanying balance sheet of Ferris Productions, Inc. (the "Company") as of December 31, 2000 and 1999, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ferris Productions, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and at December 31, 2000 is in a negative working capital position and a stockholders' deficit position. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Ham, Langston & Brezina, L.L.P.
Houston, Texas
April 30, 2001

                            FERRIS PRODUCTIONS, INC.

                                  BALANCE SHEET

                           December 31, 2000 and 1999

                                   ----------



     ASSETS                                              2000           1999
                                                     -----------    -----------
Current assets:
  Cash and cash equivalents                          $        --    $   390,576
  Accounts receivable                                    159,922             --
  Deferred expenses                                       38,887         25,000
  Note receivable                                         33,471        125,000
                                                     -----------    -----------

    Total current assets                                 232,280        540,576

Property and equipment, net                            1,231,689        827,467
Note receivable-related party                            102,782             --
Intangible assets, net                                    82,618         88,456
                                                     -----------    -----------

      Total assets                                   $ 1,649,369    $ 1,456,499
                                                     ===========    ===========


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Current maturities of notes payable                $   389,133    $        --
  Current portion of obligations under product
    financing arrangements                             1,043,789             --
  Accounts payable                                       375,440         21,079
  Book overdraft                                           5,574             --
  Accrued interest payable                                27,912         19,806
  Deferred revenue                                        88,000        220,400
  Note payable-related party                             122,531         36,531
                                                     -----------    -----------

    Total current liabilities                          2,052,379        297,816

Notes payable, net of current maturities                 538,667        250,000
Obligations under product financing arrangements,
  net of current portion                               2,330,667      3,019,422
                                                     -----------    -----------

      Total liabilities                                4,921,713      3,567,238
                                                     -----------    -----------

Commitments and contingencies

Stockholders' deficit:
  Common stock, $.001 par value, 10,000,000
    shares authorized, 2,658,000 shares issued and
    outstanding at December 31, 2000 and 1999              2,658          2,658
  Additional paid-in capital                             279,715        279,715
  Accumulated deficit                                 (3,554,717)    (2,393,112)
                                                     -----------    -----------

      Total stockholders' deficit                     (3,272,344)    (2,110,739)
                                                     -----------    -----------

        Total liabilities and stockholders'
          deficit                                    $ 1,649,369    $ 1,456,499
                                                     ===========    ===========



                 See accompanying notes to financial statements.

                            FERRIS PRODUCTIONS, INC.
                             STATEMENT OF OPERATIONS
                 for the years ended December 31, 2000 and 1999

                                   ----------


                                                      2000             1999
                                                   -----------      -----------
Revenue:
  Theme parks and arcades                          $ 2,173,025      $   165,441
  Custom applications and other                      1,185,691           71,573
                                                   -----------      -----------

    Total revenue                                    3,358,716          237,014

Cost of sales and services                           1,188,418          110,623
                                                   -----------      -----------

Gross margin                                         2,170,298          126,391

General and administrative expenses                  1,875,320          814,923
Depreciation and amortization expense                  535,805          136,694
                                                   -----------      -----------

  Loss from operations                                (240,827)        (825,226)
                                                   -----------      -----------

Other income (expenses):
  Interest income                                        1,415           19,203
  Interest expense                                    (945,056)        (509,361)
  Loss on impaired assets                                   --         (672,060)
  Other income                                          22,863           15,327
                                                   -----------      -----------

    Total other income (expenses)                     (920,778)      (1,146,891)
                                                   -----------      -----------

Net loss                                           $(1,161,605)     $(1,972,117)
                                                   ===========      ===========

Weighted average shares outstanding                  2,658,000        2,598,700
                                                   ===========      ===========

Basic and diluted net loss per common
  share                                            $     (0.44)     $     (0.76)
                                                   ===========      ===========


                 See accompanying notes to financial statements.

                            FERRIS PRODUCTIONS, INC.
                             STATEMENT OF CASH FLOWS

                 for the years ended December 31, 2000 and 1999

                                   ----------


                                                        2000          1999
                                                    -----------    -----------
Cash flows from operating activities:
  Net loss                                          $(1,161,605)   $(1,972,117)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
    Depreciation and amortization                       535,805        136,694
    Amortization of debt issuance costs                 210,854        128,122
    Loss on impairment of assets                             --        627,060
    Common stock issued for commissions                      --         30,299
    Common stock issued for interest expense                 --          5,636
    Changes in operating assets and liabilities:
      Accounts receivable                              (159,922)           210
      Deferred expenses                                 (13,887)       (25,000)
      Accounts payable                                  354,361         (2,162)
      Accrued interest payable                            8,106         16,153
      Deferred revenue                                 (132,400)       220,400
                                                    -----------    -----------

        Net cash used in operating activities          (358,688)      (834,705)
                                                    -----------    -----------

Cash flows from investing activities:
  Capital expenditures                                 (911,797)    (1,500,632)
  Increase in intangible asset                          (22,392)       (59,668)
  Issuance of note receivable                                --       (125,000)
  Issuance of note receivable-related party            (102,782)            --
  Payment received on note receivable                    91,529             --
                                                    -----------    -----------

        Net cash used in investing activities          (945,442)    (1,685,300)
                                                    -----------    -----------

Cash flows from financing activities:
  Proceeds from issuance of notes payable               840,000        180,000
  Proceeds from issuance of notes payable-
    related party                                        86,000             --
  Proceeds from obligations under product
    financing arrangements                              234,240      2,749,200
  Payments on notes payable                            (162,200)       (44,000)
  Payments on obligations under product
    financing arrangements                              (90,060)      (104,280)
  Increase in book overdraft                              5,574             --
                                                    -----------    -----------

        Net cash provided by financing activities       913,554      2,780,920
                                                    -----------    -----------

Increase (decrease) in cash and cash equivalents       (390,576)       260,915

Cash and cash equivalents, beginning of year            390,576        129,661
                                                    -----------    -----------

Cash and cash equivalents, end of year              $        --    $   390,576
                                                    ===========    ===========


Supplemental disclosure of cash flow information:
  Cash paid for interest expense                    $   726,096    $   365,086
                                                    ===========    ===========

  Cash paid for income taxes                        $        --    $        --
                                                    ===========    ===========


                 See accompanying notes to financial statements.

                            FERRIS PRODUCTIONS, INC.
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                 for the years ended December 31, 2000 and 1999

                                   ----------



                                            Common                   Additional
                                             Stock                      Paid-In    Accumulated
                                          Shares       Amount         Capital        Deficit         Total
                                          --------     --------       ---------      ---------       --------
Balance at December 31, 1998             2,302,200      $ 2,302        $244,136     $(420,995)     $(174,557)

Issuance of common stock in con-
  nection with the funding of
  convertible debentures                   355,800          356          35,579              -         35,935

Net loss                                        --           --              --    (1,972,117)    (1,972,117)
                                         ---------      -------        --------   -----------    -----------

Balance at December 31, 1999             2,658,000        2,658         279,715    (2,393,112)    (2,110,739)

Net loss                                        --           --             --     (1,161,605)    (1,161,605)
                                         ---------      -------        --------   -----------    -----------

Balance at December 31, 2000             2,658,000      $ 2,658        $279,715   $(3,554,717)   $(3,272,344)
                                         =========      =======        ========   ===========    ===========







                 See accompanying notes to financial statements.

                            FERRIS PRODUCTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                   ----------

1.     Background and Summary of Significant Accounting Policies

       Background

       Ferris Productions, Inc. ("the Company"), a Delaware corporation, was founded in 1993 and is currently headquartered in Phoenix, Arizona, with a branch sales office in Dallas, Texas. The Company develops, manufactures and operates technically advanced personal computer and non-personal computer based products including virtual reality ("VR") entertainment products for the entertainment, simulation, promotion and education industries.

       Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

       Revenue Recognition

       Revenue is recognized at the time services are performed or when products are shipped.

       Deferred Revenue and Expenses

       Deferred revenue represents advanced billings on custom application projects and is recognized as revenue in the year the work is performed. Deferred expenses represent expenses incurred related to custom application projects not recognized until the work commences.

       Concentrations of Credit Risk

       Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable.

       The Company maintains its cash in well known banks selected based upon management's assessment of the banks' financial stability. Balances periodically exceed the $100,000 federal depository insurance limit; however, the Company has not experienced any losses on deposits.

       Accounts receivable generally arise from sales of equipment and services to various companies throughout the world and from revenue sharing arrangements with certain theme parks located throughout the United States. Collateral is generally not required for credit granted. During the year ended December 31, 2000 the Company had one customer representing 52% of its total theme park revenue and one customer representing 53% of total custom application and other revenue.

       Cash Equivalents

       For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.


                                    Continued

                            FERRIS PRODUCTIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   ----------

1.     Background and Summary of Significant Accounting Policies, continued

       Property and Equipment

       Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

       Intangible Assets

       Intangible assets consist of direct costs incurred in developing proprietary technology exclusively used in its entertainment products and costs incurred in obtaining a patent on such technology. The intangible assets are being amortized on a straight-line basis over a three year period. As of December 31, 2000 and 1999, accumulated amortization of these intangible assets is $38,330 and $10,100, respectively. During the years ended December 31, 2000 and 1999, the Company recorded amortization expense of $28,230 and $10,100, respectively.

       Debt Issuance Costs

       Debt issuance costs are deferred and recognized, using the interest method, over the term of the related debt.

       Income Taxes

       The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

       Loss Per Share

       Basic and diluted loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Common equivalent shares from common stock options and warrants are excluded from the computation as their effect would dilute the loss per share for all periods presented.

       Stock-Based Compensation

       The Company accounts for its stock compensation arrangements under the provisions of Accounting Principles Board ("APB") No. 25 "Accounting for Stock Issued to Employees". The Company provides disclosure in accordance with the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123 "Accounting for Stock-Based Compensation".



                                    Continued

                            FERRIS PRODUCTIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   ----------

1.     Background and Summary of Significant Accounting Policies, continued

       Impairment of Long-Lived Assets

       In the event that facts and circumstances indicate that the carrying value of a long-lived asset, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset or the asset's estimated fair value to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.

       Fair Value of Financial Instruments

       The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

       Comprehensive Income

       The Company has adopted SFAS No. 130, "Reporting Comprehensive Income". Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income and net income are identical.

       Segment Information

       The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise". Under the new standard, the Company is required to use the management approach to reporting its segments. The management approach designates that the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's segments. The accounting policies of the segments are the same as those described elsewhere in Note 1.


2.     Going Concern Considerations

       During the years ended December 31, 2000 and 1999, the Company has experienced negative financial results as follows:

                                                  2000               1999
                                                --------          --------

           Net loss                          $(1,161,605)       $(1,972,117)

           Negative cash flows from
            operations                          (358,688)          (834,705)

           Negative working capital           (1,820,099)                  -

           Accumulated deficit                (3,554,717)        (2,393,112)

           Stockholders' deficit              (3,272,344)        (2,110,739)



                                    Continued

                            FERRIS PRODUCTIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   ----------


2.     Going Concern Considerations, continued

       Management has developed specific current and long-term plans to address its viability as a going concern as follows:

        o The Company has signed a letter of intent to be acquired by GameCom, Inc. In connection with this transaction, the combined companies are attempting to raise funds through debt and/or equity offerings. If successful, these additional funds would be used to pay down debt and for working capital purposes.

        o In the long-term, the Company believes that cash flows from continued growth in its operations will provide the resources for continued operations.

        There can be no assurance that the Company's debt reduction plans will be successful or that the Company will have the ability to implement its business plan and ultimately attain profitability. The Company's long-term viability as a going concern is dependent upon three key factors, as follows:

        o The Company's ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations in the near term.

        o The ability of the Company to control costs and expand revenues from existing or new businesses.

        o The ability of the Company to ultimately achieve adequate profitability and cash flows from operations to sustain its operations.


3.     Accounts Receivable

       Accounts receivable consist primarily of amounts due from certain companies for the purchase of equipment and services. An allowance for doubtful accounts is provided, when appropriate, based on past experience and other factors which, in management's judgment, deserve current recognition in estimating probable bad debts. Such factors include circumstances with respect to specific accounts receivable, growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable and current economic conditions. Accounts receivable at both December 31, 2000 and 1999 are stated net of an allowance for doubtful accounts of $-0-.


4.     Property and Equipment

        Property and equipment consisted of the following at December 31, 2000 and 1999:

                                                      2000            1999
                                                   ----------        --------

           Arcade equipment                        $1,703,456        $856,340
           Furniture and equipment                    169,144         104,461
                                                   ----------        --------

                                                    1,872,600         960,801
           Less: accumulated depreciation           (640,911)       (133,334)
                                                   ----------        --------

             Property and equipment, net           $1,231,689        $827,467
                                                   ==========        ========


                                    Continued

                            FERRIS PRODUCTIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   ----------


4.     Property and Equipment, continued

       Depreciation expense for the years ended December 31, 2000 and 1999 was $507,575 and $126,594, respectively.


5.     Notes Payable

       Notes payable consist of the following at December 31, 2000 and 1999:

                                                                                          2000                1999
                                                                                       ----------           ---------
         Notes payable to a bank, bearing interest ranging from the prime rate
           (9.5% at December 31, 2000) to the prime rate plus 2% per year and due in average monthly payments of approximately $31,000, including interest, through November 2002. These notes are collateralized by certain equipment, licensing rights and by the personal guarantee of
           an officer/stockholder of the Company.                                      $  677,800           $       -

         Notes payable to third party entities and individuals bearing interest at a stated rate of 10% payable semi-annually with principal due three years after issuance of the note, which ranges from October
           2001 to March 2002. These notes are not collateralized. In connection with the funding of these notes, the Company issued a total of
           412,500 shares of its common stock as equity attachments to the note holders and to pay debt issuance costs. Accordingly, the actual weighted average interest rate on these notes, including the effect of the issuance of common stock and the payment of debt issuance
           costs, was approximately 16%.                                                  250,000             250,000

         Note payable to a stockholder, due on demand, bearing interest at 10% per
           year.  This note is not collateralized.                                        122,531              36,531
                                                                                       ----------           ---------

           Total notes payable                                                          1,050,331             286,531

         Less:  current portion                                                         (511,664)            (36,531)
                                                                                       ----------           ---------

                                                                                       $  538,667           $ 250,000
                                                                                       ==========           =========


                                    Continued

                            FERRIS PRODUCTIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   ----------


5.     Notes Payable, continued

       The notes payable to a bank contain various financial and non-financial covenants, which require the Company, among other things, to maintain certain levels of stockholders' equity and to comply with certain financial ratios. The Company is in violation of these covenants as of December 31, 2000. However, the Company has received a waiver through 2001 from the bank for these covenant violations.

       Future annual maturities of notes payable at December 31, 2000 is as follows:

            2001                                              $  511,664
            2002                                                 538,667
                                                              ----------

                                                              $1,050,331
                                                              ==========


6.     Obligations Under Product Financing Arrangements

       In financing the production of its arcade equipment, the Company has entered into agreements whereby an entity or individual advances funds to the Company to produce specific arcade equipment. Under this arrangement, the Company has agreed to repay these advances at a specified price three years from the origination date as specified in the agreement. Although these obligations mature three years from the origination date, the entity or individual advancing the funds has the right to exercise a buy-out whereby the Company has 180 days to repay the obligation upon exercise of the buy-out. Interest is paid monthly at an annual rate of approximately 16%.

       In connection with these financing arrangements, the Company has incurred debt issuance costs of approximately 21% of the total obligation. These costs are being amortized over a three year period using the interest method resulting in an effective annual interest rate of approximately 29% on these obligations.

       Obligations under these product financing arrangements consist of the following at December 31, 2000 and 1999:


                                                          2000          1999
                                                       ----------    ----------
           Contractual balance                         $3,866,000    $3,659,000
           Less: unamortized debt issuance costs         (491,544)     (639,578)
                                                       ----------    ----------

             Total obligation                          $3,374,456    $3,019,422
                                                       ==========    ==========


       Future annual maturities of these obligations as of December 31, 2000 are as follows:

           2001                                                      $1,043,789
           2002                                                       2,096,427
           2003                                                         234,240
                                                                     ----------

                                                                     $3,374,456
                                                                     ==========



                                    Continued

                            FERRIS PRODUCTIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   ----------

7.     Income Taxes

       The Company has incurred losses since its inception and, therefore, has not been subject to federal income taxes. As of December 31, 2000, the Company had net operating loss ("NOL") carryforwards for income tax purposes of approximately $3,700,000 which expire in various tax years through 2021. Under the provisions of Section 382 of the Internal Revenue Code the ownership change in the Company that could result from the possible merger or acquisition of the Company could severely limit the Company's ability to utilize its NOL carryforward to reduce future taxable income and related tax liabilities. Additionally, because United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income.

       The composition of deferred tax assets and liabilities and the related tax effects at December 31, 2000 and 1999 are as follows:


                                                      2000             1999
                                                  -----------       -----------
Deferred tax assets:
  Net operating losses                            $ 1,263,670       $   828,563
  Intangible assets                                     4,110                --
  Valuation allowance                              (1,172,396)         (770,437)
                                                  -----------       -----------

    Total deferred tax assets                          95,384            58,126
                                                  -----------       -----------

Deferred tax liabilities:
  Property and equipment                              (95,384)          (58,126)
                                                  -----------       -----------

    Total deferred tax liability                      (95,384)          (58,126)
                                                  -----------       -----------

Net deferred tax asset (liability)                $        --       $        --
                                                  ===========       ===========


       The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss for the years ended December 31, 2000 and 1999 is as follows:


                                 2000                   1999
                                Amount       %         Amount         %
                             ---------     ----     ---------       ----
Benefit for income tax at
  federal statutory rate     $(394,946)   (34.0)    $(670,520)     (34.0)
Other                           (7,013)    (0.0)        1,909        0.0
Increase in valuation
  allowance                    401,959     34.0       668,611       34.0
                             ---------     ----     ---------       ----

                             $      --      0.0%    $      --        0.0%
                             =========    =====     =========       ====





                                    Continued

                            FERRIS PRODUCTIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   ----------


8.     Stock Options

       The Company periodically issues incentive stock options to key employees, officers, directors and outside consultants to provide additional incentives to promote the success of the Company's business and to enhance the ability to attract and retain the services of qualified persons.

       On January 1, 2000 the Company granted options to certain employees and non-employees to purchase 350,000 shares of the Company's common stock at $1 per share. The options are fully vested and exercisable at the date of grant and expire on January 1, 2003. The Company deemed the value of the options to be immaterial at the date of grant.

9.     Commitments and Contingencies

       Lease Obligations

       On August 4, 2000 the Company entered into a long-term operating lease for its office and manufacturing facility, which is owned by a stockholder of the Company. The monthly lease cost to the Company is equal to all expenses related to the building, including, but not limited to, mortgage, taxes, fees, maintenance and improvements. The minimum monthly cost is approximately $9,000.

       Minimum lease payments due under leases with remaining lease terms of greater than one year are as follows:

                2001                                                 $107,410
                2002                                                  107,410
                2003                                                  107,410
                2004                                                  107,410
                2005 and thereafter                                 2,325,160
                                                                    ---------

                                                                   $2,754,800
                                                                   ==========

       Litigation

       The Company is currently a party to certain litigation arising in the normal course of business. Management believes that such litigation will not have a material impact on the Company's financial position, results of operations or cash flows.

10.    Business Segments

       During the year ended December 31, 2000 and 1999, the Company operated primarily in two strategic business units that offer different products and services: revenue sharing arrangements with theme parks and arcades and custom applications utilizing its virtual reality concept. Financial information regarding these business segments is as follows:






                                    Continued

                            FERRIS PRODUCTIONS, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   ----------

10.    Business Segments, continued


         Theme Parks                                   Custom
                                                  and Arcades         Applications         Other             Total
                                                                       (Amounts in
                                                                        thousands)
         Year ended December 31,
           2000:

         Revenues                                  $2,173,025             $739,251         $446,440        $3,358,716
         Income (loss) from op-
           erations                                 (509,407)              268,580                -         (240,827)
         Total assets                               1,423,721               56,504          169,144         1,649,369
         Interest expense                             848,140                    -           96,916           945,056
         Depreciation expense                         467,552                    -           40,023           507,575
         Capital expenditures                         847,114                    -           64,683           911,797

         Year ended December 31,
           1999:

         Revenues                                    $165,441                  $ -         $ 71,573          $237,014
         Income (loss) from oper-
           ations                                   (825,226)                    -                -         (825,226)
         Total assets                               1,327,038               25,000          104,461         1,456,499
         Interest expense                             472,191                    -           37,170           509,361
         Depreciation expense                         114,859                    -           11,735           126,594
         Capital expenditures                       1,431,645                    -           68,987         1,500,632


       The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on operating earnings of the respective business units.


11.    Related Party Transactions

       Included in the December 31, 2000 balance sheet is a note receivable from a stockholder of the Company. This note originated when the Company made a down payment of $102,782 on behalf of the stockholder who purchased the building which the Company currently leases (See Note 10). The note is non-interest bearing and is due on demand.

       Included in accrued interest payable in the December 31, 2000 and 1999 balance sheet is $15,412 and $7,306, respectively, of interest due to a stockholder of the Company.

                            FERRIS PRODUCTIONS, INC.

                                   ----------




                    UNAUDITED CONDENSED FINANCIAL INFORMATION
                                 March 31, 2001

                            FERRIS PRODUCTIONS, INC.
                        UNAUDITED CONDENSED BALANCE SHEET
                                 March 31, 2001

                                   ----------


     ASSETS

Current assets:
  Cash and cash equivalents                                       $   33,073
  Accounts receivable, net                                            56,253
                                                                  ----------

    Total current assets                                              89,326

Property and equipment, net                                        1,093,039
Note receivable-related party                                        102,782
Intangible assets, net                                                75,566
                                                                  ----------

      Total assets                                                $1,360,713
                                                                  ==========


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Current maturities of notes payable                               $389,133
  Current portion of obligations under product
    financing arrangements                                         1,223,906
  Accounts payable                                                   285,661
  Accrued interest payable                                            37,225
  Notes payable to stockholders                                      122,531
                                                                  ----------

    Total current liabilities                                      2,058,456

Notes payable, net of current maturities                             538,667
Obligations under product financing arrangements,
  net of current portion                                           2,528,100
                                                                  ----------

      Total liabilities                                            5,125,223

Stockholders' deficit:
  Common stock                                                         2,658
  Additional paid-in capital                                         279,715
  Accumulated deficit                                             (4,046,883)
                                                                  ----------

        Total stockholders' deficit                               (3,764,510)
                                                                  ----------

          Total liabilities and stockholders'
            deficit                                               $1,360,713
                                                                  ==========

                            FERRIS PRODUCTIONS, INC.
                   UNAUDITED CONDENSED STATEMENT OF OPERATIONS
               for the three months ended March 31, 2001 and 2000

                                   ----------


                                                March 31,      March 31,
                                                  2001           2000
                                              -----------    -----------
Revenue:
  Theme parks and arcades                     $   175,506    $   146,018
  Custom applications and other                   356,089        477,849
                                              -----------    -----------

    Total revenue                                 531,595        623,867

Cost of sales and services                        185,431        292,453
                                              -----------    -----------

Gross margin                                      346,164        331,414

General and administrative expenses               433,963        390,360
Depreciation and amortization expense             138,833        126,467
                                              -----------    -----------

  Loss from operations                           (226,632)      (185,413)

Other income (expenses):
  Interest income                                     741          1,415
  Interest expense                               (266,142)      (221,000)
  Other income                                        150             --
                                              -----------    -----------

    Total other income (expenses)                (265,251)      (219,585)
                                              -----------    -----------

Net loss                                      $  (491,883)   $  (404,998)
                                              ===========    ===========

Weighted average shares outstanding             2,658,000      2,598,700
                                              ===========    ===========


Basic and diluted net loss per common share   $     (0.19)   $     (0.16)
                                              ===========    ===========

                            FERRIS PRODUCTIONS, INC.
               NOTES TO UNAUDITED CONDENSED FINANCIAL INFORMATION

                                   ----------

1.     Reference to Notes to Financial Statements Dated December 31, 2000

       The notes to the financial statements dated December 31, 2000 should be read in conjunction with these unaudited condensed financial statements. These financial statements include all adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods.

PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the merger, pursuant to which Ferris will be merged into GameCom, to be accounted for as a pooling of interests. The pooling of interests method of accounting assumes that GameCom and Ferris have been merged since their inception and the historical consolidated financial statements for periods prior to consummation of the merger are restated as though the companies have been combined since their inception. The unaudited pro forma combined balance sheet represents the combined financial position of GameCom and Ferris as of December 31, 2000 and March 31, 2001, assuming that the proposed merger had occurred on that date. The unaudited pro forma condensed combined statements of operations give effect to the proposed merger of GameCom and Ferris by combining the results of operations of GameCom for the years ended December 31, 2000 and 1999, and for the three-month periods ended March 31, 2001, and 2000 with the results of Ferris for those same periods.

The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to these financial statements, which are preliminary and have been made solely for purposes of developing this pro forma information. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The unaudited pro forma condensed combined financial statements are not necessarily an indication of the results that would have been achieved had such transactions been consummated as of the dates indicated or that may be achieved in the future.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes of GameCom and Ferris, appearing elsewhere in this proxy statement.

                                 GAMECOM/FERRIS
               UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET
                                December 31, 2000

                                   ----------



     ASSETS                                   GameCom          Ferris     Pro-Forma         Pro-Forma
                                              -------          ------     Adjustments        Combined
                                                                          -----------        --------
Current assets:
  Cash and cash equivalents               $     6,135     $        --     $         --    $     6,135
  Accounts receivable                              --         159,922               --        159,922
  Deferred expenses                                --          38,887               --         38,887
  Note receivable                                  --          33,471               --         33,471
                                          -----------     -----------     ------------    -----------

    Total current assets                        6,135         232,280               --        238,415

Property and equipment, net                    84,636       1,231,689               --      1,316,325
Note receivable-related party                      --         102,782               --        102,782
Intangible assets, net                             --          82,618               --         82,618
                                          -----------     -----------     ------------    -----------

      Total assets                        $    90,771     $ 1,649,369     $         --    $ 1,740,140
                                          ===========     ===========     ============    ===========

LIABILITIES AND STOCKHOLDERS'  DEFICIT

Current liabilities:
  Current maturities of notes
    payable                               $   215,000     $   389,133     $         --    $   604,133
  Current portion of obliga-
    tions under product finan-
    cing arrangements                              --       1,043,789               --      1,043,789
  Accounts payable                            361,617         375,440               --        737,057
  Book overdraft                                   --           5,574               --          5,574
  Accrued interest payable                     62,028          27,912               --         89,940
  Deferred revenue                                 --          88,000               --         88,000
  Notes payable to stockholders               410,500         122,531               --        533,031
                                          -----------     -----------     ------------    -----------

    Total current liabilities               1,049,145       2,052,379               --      3,101,524

Notes payable, net of current
  maturities                                       --         538,667               --        538,667
Obligations under product finan-
  cing arrangements, net of
  current portion                                  --       2,330,667               --      2,330,667
                                          -----------     -----------     ------------    -----------

      Total liabilities                     1,049,145       4,921,713               --      5,970,858

Redeemable common stock                         3,891              --               --          3,891

Stockholders' deficit:
  Common stock                                 61,951           2,658           87,703        152,312
  Additional paid-in capital                1,503,521         279,715          (87,703)     1,695,533
  Accumulated deficit                      (2,527,737)     (3,554,717)              --     (6,082,454)
                                          -----------     -----------     ------------    -----------

      Total stockholders'
        deficit                              (962,265)     (3,272,344)              --     (4,234,609)
                                          -----------     -----------     ------------    -----------

        Total liabilities and
          stockholders' deficit           $    90,771     $ 1,649,369     $         --    $ 1,740,140
                                          ===========     ===========     ============    ===========

                                 GAMECOM/FERRIS
          UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      for the year ended December 31, 2000

                                   ----------


                                                                     Pro-Forma       Pro-Forma
                                    GameCom          Ferris         Adjustments       Combined
                                 ------------     ------------     ------------     ------------

Revenue:
  Theme parks and arcades        $         --     $  2,173,025                      $  2,173,025
  Custom applications and
    other                                 410        1,185,691                         1,186,101
                                 ------------     ------------                      ------------

    Total revenue                         410        3,358,716                         3,359,126

Cost of sales and services                 --        1,188,418                         1,188,418
                                 ------------     ------------                      ------------

Gross margin                              410        2,170,298                         2,170,708

General and administrative
  expenses                            396,835        1,875,320                         2,272,155
Depreciation and amortization
  expense                              20,896          535,805                           556,701
                                 ------------     ------------                      ------------


  Loss from operations               (417,321)        (240,827)                         (658,148)

Other income (expenses):
  Interest income                          --            1,415                             1,415
  Interest expense                   (228,094)        (945,056)                       (1,173,150)
  Other income                             --           22,863                            22,863
                                 ------------     ------------                      ------------

    Total other income
      (expenses)                     (228,094)        (920,778)                       (1,148,872)
                                 ------------     ------------                      ------------

Net loss from continuing
  operations                     $   (645,415)    $ (1,161,605)    $         --     $ (1,807,020)
                                 ============     ============     ============     ============


Weighted average shares
  outstanding                      12,328,360        2,658,000       15,414,289       30,400,649
                                 ============     ============     ============     ============

Basic and diluted net loss
  from continuing operations
  per common share               $      (0.05)    $      (0.44)    $         --     $      (0.06)
                                 ============     ============     ============     ============

                                 GAMECOM/FERRIS
          UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      for the year ended December 31, 1999

                                   ----------

                                                                     Pro-Forma       Pro-Forma
                                   GameCom           Ferris         Adjustments       Combined
                                 ------------     ------------     ------------     ------------
Revenue:
  Theme parks and arcades        $         --     $    165,441                      $    165,441
  Custom applications and
    other                               5,431           71,573                            77,004
                                 ------------     ------------     ------------     ------------

    Total revenue                       5,431          237,014                           242,445

Cost of sales and services             24,472          110,623                           135,095
                                 ------------     ------------     ------------     ------------

Gross margin                          (19,041)         126,391                           107,350

General and administrative
  expenses                            409,999          814,923                         1,224,922
Depreciation and amortization
  expense                               5,356          136,694                           142,050
                                 ------------     ------------     ------------     ------------

  Loss from operations               (434,396)        (825,226)                       (1,259,622)

Other income (expenses):
  Interest income                          --           19,203                            19,203
  Interest expense                    (71,265)        (509,361)                         (580,626)
  Other income                             --           15,327                            15,327
                                 ------------     ------------     ------------     ------------

    Total other income
      (expenses)                      (71,265)        (474,831)                         (546,096)
                                 ------------     ------------     ------------     ------------

Net loss from continuing
  operations                     $   (505,661)    $ (1,300,057)    $         --     $ (1,805,718)
                                 ============     ============     ============     ============

Weighted average shares
  outstanding                      10,838,550        2,598,700       15,473,589       28,910,839
                                 ============     ============     ============     ============

Basic and diluted net loss
  from continuing operations
  per common share               $      (0.05)    $      (0.50)    $         --     $      (0.06)
                                 ============     ============     ============     ============

                                 GAMECOM/FERRIS
               UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET
                                 March 31, 2001

                                   ----------


                                                                           Pro-Forma       Pro-Forma
     ASSETS                                 GameCom          Ferris       Adjustments       Combined
                                          -----------     -----------     -----------     -----------
Current assets:
  Cash and cash equivalents               $     5,844     $    33,073     $        --     $    38,917
  Accounts receivable, net                         --          56,253              --          56,253
  Note receivable, net                             --              --              --              --
                                          -----------     -----------     -----------     -----------

    Total current assets                        5,844          89,326              --          95,170

Property and equipment, net                    79,412       1,093,039              --       1,172,451
Note receivable-related party                      --         102,782              --         102,782
Intangible assets, net                             --          75,566              --          75,566
                                          -----------     -----------     -----------     -----------

      Total assets                        $    85,256     $ 1,360,713     $        --     $ 1,445,969
                                          ===========     ===========     ===========     ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Current maturities of notes
    payable                               $   275,000     $   389,133     $        --     $   664,133
  Current portion of obliga-
    tions under product finan-
    cing arrangements                              --       1,223,906              --       1,223,906
  Accounts payable                            387,617         285,661              --         673,278
  Accrued interest payable                     65,185          37,225              --         102,410
  Notes payable to stockholders               360,500         122,531              --         483,031
                                          -----------     -----------     -----------     -----------

    Total current liabilities               1,088,302       2,058,456              --       3,146,758

Notes payable, net of current
  maturities                                       --         538,667              --         538,667
Obligations under product finan-
  cing arrangements, net of
  current portion                                  --       2,528,100              --       2,528,100
                                          -----------     -----------     -----------     -----------

      Total liabilities                     1,088,302       5,125,223              --       6,213,525

Redeemable common stock                         3,891              --              --           3,891

Stockholders' deficit:
  Common stock                                 66,407           2,658          87,703         156,768
  Additional paid-in capital                1,684,565         279,715         (87,703)      1,876,577
  Accumulated deficit                      (2,757,909)     (4,046,883)             --      (6,804,792)
                                          -----------     -----------     -----------     -----------

      Total stockholders'
        deficit                            (1,006,937)     (3,764,510)             --      (4,771,447)
                                          -----------     -----------     -----------     -----------

        Total liabilities and
          stockholders' deficit           $    85,256     $ 1,360,713     $        --     $ 1,445,969
                                          ===========     ===========     ===========     ===========

                                 GAMECOM/FERRIS
          UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    for the three months ended March 31, 2001

                                   ----------


                                                                     Pro-Forma       Pro-Forma
                                   GameCom           Ferris         Adjustments      Combined
                                 ------------     ------------     ------------    ------------
Revenue:
  Theme parks and arcades        $         --     $    175,506     $         --    $    175,506
  Custom applications and
    other                                 113          356,089               --         356,202
                                 ------------     ------------     ------------    ------------

    Total revenue                         113          531,595               --         531,708

Cost of sales and services                 --          185,431               --         185,431
                                 ------------     ------------     ------------    ------------

Gross margin                              113          346,164               --         346,277

General and administrative
  expenses                            150,505          433,963               --         584,468

Depreciation and amortization
  expense                               5,224          138,833               --         144,057
                                 ------------     ------------     ------------    ------------

  Loss from operations               (155,616)        (226,632)              --        (382,248)

Other income (expenses):
  Interest income                          --              741               --             741
  Interest expense                    (74,556)        (266,142)              --        (340,698)
  Other income                             --              150               --             150
                                 ------------     ------------     ------------    ------------

    Total other income
      (expenses)                      (74,556)        (265,251)              --        (339,807)
                                 ------------     ------------     ------------    ------------

Net loss from continuing
  operations                     $   (230,172)    $   (491,883)    $         --    $   (722,055)
                                 ============     ============     ============    ============


Weighted average shares
  outstanding                      13,444,234        2,658,000       15,414,289      31,516,523
                                 ============     ============     ============    ============

Basic and diluted net loss
  per common share               $      (0.02)    $      (0.19)    $         --    $      (0.02)
                                 ============     ============     ============    ============

                                 GAMECOM/FERRIS
          UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    for the three months ended March 31, 2000

                                   ----------

                                                                     Pro-Forma         Pro-Forma
                                    GameCom          Ferris         Adjustments         Combined
                                 ------------     ------------     ------------     ------------

Revenue:
  Theme parks and arcades        $         --     $    146,018                $     $    146,018
  Custom applications and
    other                                  --          477,849                           477,849
                                 ------------     ------------     ------------     ------------


    Total revenue                          --          623,867                           623,867

Cost of sales and services                 --          292,453                           292,453
                                 ------------     ------------     ------------     ------------

Gross margin                               --          331,414                           331,414

General and administrative
  expenses                             65,113          390,360                           455,473

Depreciation and amortization
  expense                               7,027          126,467                           133,494
                                 ------------     ------------     ------------     ------------

  Loss from operations                (72,140)        (185,413)                         (257,553)

Other income (expenses):
  Interest income                          --            1,415                             1,415
  Interest expense                    (22,295)        (221,000)                         (243,295)
  Other income                             --               --                                --
                                 ------------     ------------     ------------     ------------
    Total other income
      (expenses)                      (22,295)        (219,585)                         (241,880)
                                 ------------     ------------     ------------     ------------

Net loss from continuing
  operations                     $    (94,435)    $   (404,998)    $         --     $   (499,433)
                                 ============     ============     ============     ============


Weighted average shares
  outstanding                      11,922,150        2,598,700       15,473,589       29,994,439
                                 ============     ============     ============     ============

Basic and diluted net loss
  from continuing operations
  per common share               $      (0.01)    $      (0.16)    $         --     $      (0.02)
                                 ============     ============     ============     ============

                                 GAMECOM/FERRIS
      NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL INFORMATION


1. The proforma combined per share amounts are based on the combined weighted average of GameCom common shares and Ferris common shares for all periods presented based on Ferris shareholders receiving 18,072,289 shares of GameCom common shares for all of the Ferris common shares outstanding.

2. There were no material transactions between GameCom and Ferris during any of the periods presented.

3. Total transactions costs to be incurred by GameCom and Ferris in connection with the merger are estimated to be approximately $30,000. These costs, related to legal, printing, accounting, financial advisory services and other related expense, will be charged against income upon consummation of the merger. A restructuring charge to operations by the combined company may occur subsequent to the merger to reflect the combination of the two companies. The effects of these costs have not been reflected in this proforma combined financial information.

4. During the year ended December 31, 2000 GameCom recorded a non-recurring $455,149 gain from the extinguishment of debt as an extraordinary item. GameCom's historical statement of operations presented in these unaudited proforma condensed combined financial statements exclude this non-recurring gain.

5. During the year ended December 31, 1999 GameCom recorded a non-recurring $143,781 gain on the disposal of assets. GameCom's historical statement of operations presented in these unaudited proforma condensed combined financial statements exclude this non-recurring gain.

6. During the year ended December 31, 1999 Ferris recorded a non-recurring $672,060 loss on the write-down of specific assets to their estimated fair values. Ferris' historical statement of operations presented in these unaudited proforma condensed combined financial statements exclude this non-recurring loss.

                         Other Factors to be Considered

If the merger-related proposals are approved at your meeting, they will result in shareholders of Ferris becoming stockholders of GameCom and the business of Ferris combining with the business of GameCom. In evaluating these proposals, please carefully consider the information presented throughout this document, and in particular the following factors. Some of those factors relate to the merger itself, and the balance relate to the business of the combined company after the merger.


Risks Relating to the Proposed Merger

The integration of our two companies may be difficult.

Merging our two companies involves technological, operational, and personnel-related risks. The integration process will be complex, time-consuming, and expensive, and will disrupt the business of the combined company after the merger if not completed in a timely and efficient manner. If the merger is approved, the combined company will use common information and communication systems, facilities, operating procedures, financial controls, and human resources practices. We may lose key employees that we do not anticipate losing, and the attention of our management team may be diverted from other ongoing business concerns more than we anticipate.

Failure to complete the merger could harm our stock price and future business and operations.

Both GameCom and Ferris face a number of special risks if the merger is not completed, including the following:

        o costs related to the merger, such as legal and accounting fees and financial advisor fees, must be paid even if the merger is not completed.

        o Current and prospective GameCom employees may experience uncertainty about their future roles with the combined company, which may hurt each company's ability to attract and retain key management, marketing, technical, and administrative personnel. This may impede subsequent integration of the two companies, and if the merger is not completed it may harm GameCom in particular.

        o If the merger is terminated and GameCom's board of directors determines to seek another business combination, GameCom cannot assure you that it will be able to find a party willing to combine with it on equivalent or more attractive terms.


Risks Related to the Business of the Combined Company After the Merger

The demand for Ferris's products may be less than the parties expect, and may be affected to a greater degree than GameCom's by an economic downturn.

Based on experience to date, Ferris believes there is a substantial demand for its virtual reality products. However, this conclusion is based on installations at a limited number of very popular destination entertainment centers, and the results may not necessarily be representative of other locations where its products may be installed. In addition, an economic downturn may have a greater impact on Ferris's installations, which are located in major destination tourist entertainment centers, as compared with GameCom's targeted locations.

If Ferris's business plan is successful, other companies with more resources and greater name recognition may make competition so intense that the proposed business will not be profitable.

Although Ferris has a patent pending covering some of its virtual reality technology, that patent, even if granted, will provide only limited protection. It will not prevent other companies from developing virtual reality products similar to that of Ferris using other methods. If Ferris is successful a number of other companies with far more money and greater name recognition may compete with it. This competition could both reduce the number of entertainment centers which select Ferris for virtual reality products and create downward pressure on the amount Ferris could charge for the product, such that Ferris would not have enough revenue to generate a profit.

Our operating results may fluctuate significantly and may be difficult to predict.

GameCom's operating results have negligible in the past, and the operating results of the combined company will likely fluctuate in the future due to a number of factors, many of which will be outside our control. These factors include:

        o   pricing competition;

        o seasonal fluctuations affecting the overall volume of visitors to entertainment centers where Ferris' products are located;

        o the announcement or introduction of new virtual reality products and games by us or our competitors; and

        o the amount and timing of costs relating to expansion of our operations.

Due to these factors, factors discussed elsewhere in this document, or unforeseen factors in some future quarter, our operating results may not meet the expectations of securities analysts and investors, and if this happens, the trading price of the common stock of the combined company may decline.

We cannot predict our future capital needs and we may not be able to secure additional financing.

To fully implement Ferris' current business plan, we will likely need to raise additional funds within the next 12 months in order to fund the operations of the combined companies. We expect that a substantial part of these funds will come from the sale of additional shares under our equity line arrangement with Swartz. However, for this to happen there must be a substantial increase in the volume of trading of our shares, since the amount we can draw under that line is directly related to our share price and volume. If we are unable to draw a sufficient amount under our arrangement with Swartz, we will need to seek financing from other sources. Whether we raise funds through our line of credit or other sources, you may experience significant dilution of your ownership interest, and these securities may have rights senior to the rights of common stockholders. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund continuing operations, develop our products, or take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

We expect our stock price to be volatile.

The market price of the shares of the common stock of GameCom has been, and the market price of the shares of common stock of the combined company is likely to be, subject to wide fluctuations in response to several factors, such as:

        o   actual or anticipated variations in our results of operations;

        o   announcements of technological innovations;

        o   new services or product introductions by us or our competitors;

        o   changes in financial estimates by securities analysts; and

        o conditions and trends in the Internet and electronic commerce industries.

The stock markets generally, and the Electronic Bulletin Board in particular, have experienced extreme price and volume fluctuations that have particularly affected the market prices of equity securities of many technology companies, and that often have been unrelated or disproportionate to the operating performance of those companies. These market fluctuations, as well as general economic, political, and market conditions such as recessions, interest rates or international currency fluctuations, may adversely affect the market price of the common stock of the combined company.

There is a pending lawsuit that could delay or prevent the merger, or require us to pay damages.

Just before beginning discussions with GameCom, Ferris was discussing a possible merger with Entertainment Technologies & Programs, Inc. ("ETPI"), another public company, and had executed a letter of intent in that regard. ETPI has brought a lawsuit against both GameCom and Ferris claiming that the letter of intent for the ETPI/Ferris transaction included a binding agreement not to negotiate with anyone else for a specified period of time. ETPI has requested the court to prevent the merger between GameCom and Ferris, and to require Ferris to continue negotiations for a merger with ETPI. The lawsuit also seeks damages against both companies. ETPI has not set its request for a temporary injunction for hearing. Both GameCom's and Ferris' counsel are of the opinion that management for both companies have acted properly and in accord with all contractual obligations, and that these allegations are frivolous. Both GameCom and Ferris intend to vigorously address the lawsuit, and have sought appropriate sanctions against both ETPI and its counsel. However, we cannot give any assurance that ETPI will not be able to stop or delay the merger.


                       Vote required to approve the merger

The vote of holders of two thirds of the shares of GameCom common stock outstanding as of August 10, 2001, the record date, is required to approve the merger.


                   Recommendation of Management on Proposal 2

GAMECOM'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER.




            Proposal No. 2-- Increase in Number of Shares Gamecom is
                               Authorized to Issue

GameCom's certificate of incorporation currently authorizes the issuance of 50,000,000 shares of common stock, par value $.005 per share. On July 31, 2001, GameCom's board of directors adopted GameCom's amended and restated certificate of incorporation, subject to stockholder approval. This new certificate of incorporation will increase the authorized number of shares of common stock to 100,000,000.

The proposed certificate of amendment to GameCom's articles of incorporation is included as Annex B to this document.


                      Current Commitments for Use of Shares

As of August 10, 2001, GameCom had:

        o   13,683,978 shares of common stock outstanding; and

        o 1,500,000 shares reserved for future issuance under employee incentive stock options, of which no shares were subject to issuance upon the exercise of currently outstanding options.

        o 1,499,000 shares reserved for issuance upon exercise of non-statutory options; and

        o 34,089,747 shares reserved for issuance under our line of credit with Swartz, including common stock we may sell under the line of credit and warrants issued in connection with that line.

Based upon these numbers, GameCom has no shares of common stock remaining available for other purposes and, in fact, could not sell all of the shares that might otherwise be sold under the arrangement with Swartz. Therefore, without amending its certificate of incorporation to authorize additional shares of common stock, GameCom would not have any shares to issue in the merger.

GameCom's board of directors recommends a vote for the proposal to amend the articles of incorporation to increase the authorized shares.


                     Purpose of changes to authorized stock.

GameCom's board believes that it is in GameCom's best interest to increase the number of shares of common stock that it is authorized to issue in order to give GameCom the number of shares required to effect the merger with Ferris and obtain the financing from Swartz.

GameCom's board also believes that the availability of additional authorized shares will provide GameCom with the flexibility to issue securities for other proper corporate purposes which may be identified in the future, such as to raise equity capital, to adopt additional employee benefit plans, or reserve additional shares for issuance under such plans, and to acquire other companies. No additional action or authorization by the stockholders of the combined company would be necessary prior to the issuance of these additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the common stock of the combined company is then listed or quoted.


                Dilutive effect of potential new stock issuances.

GameCom's stockholders generally do not have preemptive rights with respect to its common stock. Should the board of directors of the combined company elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase these shares. Therefore, additional issuances of common stock by the combined company could dilute the earnings per share, voting power, and share holdings of current stockholders.

          Anti-takeover effect of increase in authorized common stock.

The proposed increase in the authorized number of shares of common stock of the combined company could, under some circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the combined company, it may be possible for the combined company to seek to impede the attempt by issuing shares of its common stock, which could dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the combined company. Therefore, the increase in authorized shares may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging unsolicited takeover attempts, the increase may limit the opportunity for the stockholders of the combined company to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger or acquisition proposal. The increase may also have the effect of permitting the combined company's management, including its board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the business of the combined company. However, GameCom's board of directors is not aware of any attempt to take control of GameCom and has not presented this proposal with the intent that it be used as an anti-takeover device.


             Vote required to approve increase in authorized capital

The vote of holders of a majority of the common stock present and voting at the meeting is required to approve the proposals to increase GameCom's authorized common stock to 100 million shares


                   Recommendation of Management on Proposal 2

GAMECOM'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT GAMECOM'S AMENDED ARTICLES OF INCORPORATION.




          Proposal No. 3 -- Approval of Amendments to the Gamecom, Inc.
                             2000 Stock Option Plan


The Board of Directors has approved amendments to the 2000 Stock Option Plan which will increase the number of shares of common stock available for issuance under the stock option plan and to 6 million;

The Board of Directors has directed that the plan, with these amendments be submitted to the shareholders for approval.

Executive Compensation

The Summary Compensation Table below shows compensation information for services rendered in all capacities during each of the prior three (3) fiscal years. No bonuses or stock options were granted and no additional compensation was paid or deferred.

                                                                                                           Securities
                                                                        Other Annual       Restricted      Underlying
Name and Principal Position            Year        Salary     Bonus     Compensation       Stock Awards   Options/SARs
---------------------------            ----        ------     -----     ------------       ------------   ------------
L. Kelly Jones, Chief Executive
Officer and Chairman of the Board
of Directors                           2000          -         -                  -              -                  -
                                       1999          -         -                  -              -                  -
                                       1998          -         -                  -              -         833,000(1)

John F. Aleckner, Jr., President
and Director                           2000          -         -                  -              -                  -
                                       1999          -         -                  -              -                  -
                                       1998          -         -                  -              -        333,000 (2)

W. James Poynter, Vice-President
and Director                           2000          -         -                  -              -                  -
                                       1999          -         -                  -              -                  -
                                       1998          -         -                  -              -        333,000 (2)

Kimberly Biggs, Secretary and
Treasurer                              2000          -         -                  -              -                  -
                                       1999          -         -                  -              -                  -
                                       1998          -         -                  -              -                  -



(1) These options, incentive in nature, provide that Mr. Jones may purchase (i) 111,000 shares at par value but only if our shares are trading at $1.50 per share, (ii) 361,000 shares at par value but only if our shares are trading at $3.00 per share, (iii) 111,000 shares at par value but only if our shares are publicly trading at $4.50 per share, and (iv) the balance of 250,000 shares at par value but only if our shares are publicly trading at $5.00 per share. These incentive stock options were granted to Mr. Jones by our board of directors (Mr. Jones abstaining) on December 12, 1997 and on December 14, 1998.

(2) Messrs. Poynter and Aleckner each holds an option for 333,000 shares in our Common Stock. These options, incentive in nature, provide that Messrs. Poynter and Aleckner may purchaser (i) 111,000 shares at par value but only if our shares are trading at $1.50 per share, (ii) 111,000 shares at par value but only if our shares are trading at $3.00 per share, and (iii) the balance of 111,000 shares at par value but only if our shares are publicly trading at $4.50 per share. These incentive stock options were granted to Messrs. Poynter and Aleckner by our board of directors (Messrs. Poynter and Aleckner abstaining on the grant of their stock option) on December 14, 1998.


                        2000 Incentive Stock Option Plan


Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to specified executive officers to $1,000,000 per officer in any one year. Compensation which qualifies as "performance-based compensation" is not taken into account for the purposes of this limit. The board of directors has determined that options issued under the plan are with an exercise price at least equal to the fair market value of our common stock on the date of grant, if awarded by a compensation committee comprised of outside directors, should qualify as "performance-based compensation."


In February, 2000, the board of directors adopted, and a majority of the stockholders approved, our 2000 Incentive Stock Option Plan, subject to approval of stockholders at the next annual meeting. Please note that this plan is intended to comply with IRS requirements for an incentive stock option plan. It is not related to options that have been granted to Mr. Jones and two other officers, and that are described in the footnotes to the financial statements and elsewhere as being "incentive in nature."

Description of plan


The following description of the stock option plans is qualified in its entirety by reference to the full text of the Amended 2000 Stock Option Plan. A copy of the plan, as it would be amended by this proposal, is attached as Appendix "A" to this proxy statement. In the discussion that follows, options that are issued under the plan but not intended to comply with IRS requirements for incentive stock options are called "non-statutory options."


Purpose. The purpose of the plan is to allow us to attract, retain and motivate key employees who are important to the success and growth of our business, and to create a long-term mutuality of interest between our stockholders and those key employees by granting them options to purchase our common stock. Options granted under the plan may be either incentive stock options or non-statutory options. The Board of Directors administers the plan, either directly or by a committee consisting of two or more outside directors.


Option price and exercisability. Under the plan, options may be granted to our key employees. The option price is to be fixed by the committee at the time the option is granted. If the option is intended to to be an incentive stock option, the purchase price is to be not less than 100% of the fair market value of the common stock at the time the option is granted, or, if the person to whom the option is granted is the owner of 10% or more of our common stock, 110% of that fair market value. The committee is to specify when and on what terms the options granted to key employees are to become exercisable. However, no option may be exercisable after more than 10 years from the date it was granted or five years from the date it was granted if it was granted to a holder of 10% or more of our common stock.


Maximum dollar amounts. For incentive stock options, the aggregate fair market value of the shares for which the options are exercisable for the first time during any calendar year may not exceed $100,000 unless this limitation has ceased to be in effect under the applicable section of the Internal Revenue Code.


Special provisions on exercisability. If there is a change of control of the company, all outstanding options become immediately exercisable in full. If an employee dies, or if he or she retires at or after age 65 or before age 65 with the consent of the committee, the option holder may exercise the options for a period of one year from the date he or she dies or retires. If the employee's employment terminates for reasons other than death or retirement, the options remain exercisable for three months after employment terminated unless termination was for cause. If the termination was for cause, all outstanding options are immediately canceled.


Number of options available. 1,500,000 shares of Common Stock were initially authorized for issuance under the plan. Following approval of the merger agreement with Ferris, the board voted to increase this number to 6,000,000. However, no eligible individuals may be granted options for more than 500,000 shares in any calendar year. The option price and number of shares covered by an option will be adjusted proportionately in the event of a stock split, stock dividend, etc., and the committee is authorized to make other adjustments to take into consideration any other event which it determines to be appropriate to avoid distortion of the operation of the plan. If there is a merger or consolidation, option holders will be entitled to acquire the number and class of shares of the surviving corporation which they would have been entitled to receive after the merger or consolidation if they had been the holders of the number of shares covered by the options. If the Company is not the surviving entity in a merger and consolidation, the committee may in its discretion terminate all outstanding options, and in that event option holders will have 20 days from the time they received notice of termination to exercise all their outstanding options.

Term of plan and use of proceeds. The plan terminates 10 years from its effective date unless terminated earlier by the board of directors or the shareholders. Proceeds of the sale of shares subject to options under the plan are to be added to our general funds and used for our general corporate purposes. The Company has not granted any options under the Plan.

Reason for increase. In the opinion of the board of directors, it is appropriate to amend the to stock option plan to increase in the number of shares in available for issuance because the merger with Ferris will result in a significant increase in the number of employees the combined company has, and more options will be needed to ensure that we will be able to attract and retain skilled employees, consultants and directors.


Federal Tax Consequences. The grant of incentive options to an employee does not result in any income tax consequences. The exercise of an incentive option generally does not result in any income tax consequences to an employee if (i) the incentive options is exercised by the employee during his employment with GameCom or a subsidiary of, or within a specified period after termination of employment, and (ii) the employee does not dispose of shares acquired by exercising an incentive option within two years from the date of grant or one year after exercise, whichever is later. This time period is referred to as the holding period. However, the excess of the fair market value of the shares in of common stock as of the date of exercise over the option exercise price is includable in an employee's alternative minimum taxable income in the year of exercise.


An employee who disposes of his incentive option shares before the end of the holding period described in the preceding paragraph, generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of
(a) the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount realized on the sale, over (b) the incentive option price. Any additional amount realized on an early disposition should be treated as capital gain to the employee, short or long term, depending on the employee's holding period for the shares.


GameCom will not be entitled to a deduction as a result of the grant of an incentive option, the exercise of an the incentive option, or the sale of he incentive option shares after the holding period. If an employee disposes of incentive option shares in an early disposition, GameCom would be entitled to deduct the amount of ordinary income recognized by the employee.


The grant of non-statutory options will not result in the recognition of any taxable income by the optionee. An option name will recognize ordinary income on the date of exercise of a non-statutory option equal to the excess, if any, of
(i) the fair market value of the shares acquired as of the exercise date, over
(ii) the exercise price. The income reportable on exercise of a non-statutory option is subject to federal income and employment tax withholding. Generally, GameCom will be entitled to a deduction for its taxable year within which the optionee recognizes compensation income in a corresponding amount.


     Vote required to increase increase in shares authorized under the plan

The vote of holders of a majority of the common stock present and voting at the meeting is required to approve GameCom's incentive stock option plan.


                 Recommendation of Management on Proposal No. 3

The Board of Directors Recommends That You Vote For The Amendments to the 2000 Stock Option Plan





    Proposal No. 4--Authorizing the Board of Directors to Amend the Articles
         of Incorporation, at Any Time Within One Year from the Date of the Meeting, to Provide a New Corporate Name.

The boards of directors of both GameCom and Ferris are of the opinion that a new corporate name might be advantageous in order to more fully represent the product capabilities and marketing strategy for the combined company. However, both boards recommend obtaining professional marketing assistance to determine whether a corporate name other than "GameCom" is advantageous, and if so, what the new corporate name should be. This proposal would grant the shareholders' prior consent for the board of directors, at any time prior to the anniversary of the meeting, to amend GameCom's articles of amendment to provide a new corporate name.


                    Vote required to authorize change of name

The vote of holders of a majority of the common stock present and voting at the meeting is required to authorize GameCom's board if directors to amend the articles of incorporation to change the Company's name.


Recommendation of Management on Proposal No. 4

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AUTHORIZATION TO ALLOW THE BOARD OF DIRECTORS TO CHANGE THE COMPANY'S CORPORATE NAME.

                              Stockholder Proposals

Under Rule 14a-8 of the Exchange Act, a GameCom stockholder may present one proposal for inclusion in GameCom's proxy statement and for consideration at a special meeting of the GameCom stockholders if the stockholder is eligible under Rule 14a-8 and if that stockholder complies with the procedural requirements of Rule 14a-8. Generally, to be eligible, a stockholder must have held at least $2,000 in market value of GameCom common stock for at least one year before the date the stockholder submits the proposal and must establish proof of ownership of these securities. The proposal must clearly state the proposed course of action the stockholder believes GameCom should adopt, but may not exceed 500 words in length. The proposal must be submitted to GameCom a reasonable time before GameCom begins to print and mail its proxy materials.

The preceding paragraphs merely summarize portions of Rule 14a-8. If you are considering submitting a stockholder proposal at the GameCom stockholders' meeting, you should refer to Rule 14a-8.


Forms 10-K and 10-Q Filed with the Securities and Exchange Commission

Copies of our annual report on Form 10-KSB for the year ended December 31, 2000, and our quarterly report on Form 10-Q for the quarter ended March 31, 2001, as filed with the Securities and Exchange Commission and any amendments thereto, are available to stockholders free of charge by writing to:

GAMECOM, INC.

440 North Center

Arlington, Texas 76011

Attn: Kimberly Biggs, secretary

Statements Regarding Forward-Looking Information

This document and the documents incorporated in this document by reference contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, and on the expected impact of the merger on GameCom's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Forward-looking statements are based on our current expectations and involve a number of uncertainties, including those described in the "Other Factors to be Considered" section above, elsewhere in this document and in documents incorporated into this document by reference. Actual results could differ materially from what is expected.

                                  GAMECOM, INC.

                                      PROXY

This proxy solicited by the board of directors for the special meeting on September 14, 2001

The undersigned hereby appoints L. Kelly Jones and John F. Aleckner, Jr., and each of them, with full power of substitution, as the attorneys and proxies of the undersigned to attend the special meeting of stockholders of GameCom, Inc. to be held on September 14, 2001 at 4:30 P.M. CDT, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of stock of GameCom, Inc. held or owned by the undersigned as indicated on the proposals as more fully set forth in the proxy statement, and in their discretion upon such other matters as may come before the meeting.

The board of directors recommends a vote FOR all four proposals.

1. Proposal to approve the issuance of shares of GameCom, Inc.'s common stock in connection with our proposed merger with Ferris Productions, Inc.

         FOR |_|            AGAINST  |_|          ABSTAIN |_|

2. Proposal to adopt GameCom's amended articles of incorporation, which will increase the authorized number of shares of common stock to 100,000,000.

         FOR |_|            AGAINST  |_|          ABSTAIN |_|

3. Proposal to approve GameCom's incentive stock option plan.

         FOR |_|            AGAINST  |_|          ABSTAIN |_|

4. Proposal to authorize the combined company's board of directors to amend GameCom's articles of incorporation within one year from the date of the special meeting to adopt a new corporate name.

         FOR |_|            AGAINST  |_|          ABSTAIN |_|

The board of directors recommends a vote FOR all four proposals

The shares represented by this proxy will be voted as directed or, if no direction is indicated, will be voted FOR all four proposals. As to any other matter, said proxies shall vote in accordance with their best judgment.

The undersigned hereby acknowledges receipt of the Notice of and Proxy Statement for the aforesaid special meeting.

Date and sign exactly as name appears hereon. Each joint tenant must sign. When signed as attorney, executor, trustee, etc. give full title. If signer is corporation, sign in full corporate name by authorized officer.


-------------------------------------
(Date)

-------------------------------------
(Signature of Stockholder)

-------------------------------------
(Signature of Stockholder)